SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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☐	Preliminary Proxy Statement

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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14A-12
UNITED COMMUNITY BANKS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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63 HIGHWAY 515
BLAIRSVILLE, GEORGIA 30514-0398

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be Held on April 25, 2007
     The Annual Meeting of Shareholders of United Community Banks, Inc. will be held on April 25, 2007 at 2:00 p.m. at Brasstown Valley Resort, Young Harris, Georgia:
1.	To elect eleven directors to constitute the Board of Directors to serve until the next annual meeting and until their successors are elected and qualified.

2.	To approve the Amended and Restated 2000 Key Employee Stock Option Plan.

3.	To approve the Management Annual Incentive Plan.

4.	To consider and act upon any other matters that may properly come before the meeting and any adjournment thereof.
     Only shareholders of record at the close of business on March 7, 2007 will be entitled to notice of, and to vote at, the meeting. A proxy statement and a proxy solicited by the Board of Directors are enclosed.
     To ensure that your vote is recorded promptly, please vote as soon as possible. Most shareholders have three options for submitting their vote. If you are a shareholder of record, you may vote (1) by telephone if you reside in the United States, Canada or the U.S. territories, (2) via the Internet (see the instructions on the proxy card), or (3) by completing, signing and mailing the proxy card in the enclosed postage–paid envelope. If you have Internet access, we encourage you to record your vote on the Internet. It is convenient and it saves significant postage and processing costs. If you attend the meeting you may, if you wish, withdraw your proxy and vote in person.
     If your shares are held in “street name”, that is held for your account by a broker or other nominee, your will receive instructions from the holder of record that you must follow for your shares to be voted.
BY ORDER OF THE BOARD OF DIRECTORS,

Jimmy C. Tallent,
President and Chief Executive Officer
March 23, 2007
WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE VOTE BY TELEPHONE, INTERNET, OR COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND

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March 23, 2007
63 HIGHWAY 515
BLAIRSVILLE, GEORGIA 30514-0398

PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of United Community Banks, Inc. for use at the 2007 Annual Meeting of Shareholders to be held on Wednesday, April 25, 2007 at 2:00 p.m., at Brasstown Valley Resort, Young Harris, Georgia, and at any adjournments or postponements of the Annual Meeting.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
What is the purpose of the Annual Meeting?
     At the Annual Meeting, shareholders will act upon the matters set forth in the accompanying notice of meeting, including the election of eleven directors, the approval of the Amended and Restated 2000 Key Employee Stock Option Plan (the “Amended Equity Plan”), the approval of the Management Annual Incentive Plan (the “Incentive Plan”) and any other matters that may properly come before the meeting.
Who is entitled to vote?
     All shareholders of record of United’s common stock at the close of business on March 7, 2007, which is referred to as the record date, are entitled to receive notice of the Annual Meeting and to vote the shares of common stock held by them on the record date. Each outstanding share of common stock entitles its holder to cast one vote for each matter to be voted upon.
How do I cast my vote?
     If you hold your shares of common stock in your own name as a holder of record and you have Internet access, United prefers that you vote your shares via the Internet at cesvote.com. Alternatively, you may vote your shares by telephone if you reside in the United States, Canada or the U.S. territories, or by marking, signing, dating and returning the proxy card in the postage-paid envelope provided to you or you may vote in person at the Annual Meeting. If your shares of common stock are held in “street name”, that is held for your account by a broker, bank or other nominee, you will receive instructions from your nominee which you must follow in order to have your shares voted.
     Proxies that are executed and returned or submitted through the Internet, but do not contain any specific instructions on any proposal, will be voted “FOR” the proposals specified herein.

What are the quorum and voting requirements?
     The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of common stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. As of the record date, there were 43,026,669 shares of common stock outstanding and entitled to vote at the Annual Meeting.
     The required vote for each item of business at the Annual Meeting is as follows:
1.	For Proposal 1, the election of directors, those nominees receiving the greatest number of votes at the Annual Meeting shall be deemed elected, even though the nominees may not receive a majority of the votes cast. However, as described in “Corporate Governance – Majority Vote Requirement”, under certain instances, nominees who are elected receiving less than a majority vote may be asked to resign.

2.	For Proposal 2, the approval of the Amended Equity Plan, an affirmative vote of a majority of the shares voted on the proposal.

3.	For Proposal 3, the approval of the Incentive Plan, an affirmative vote of a majority of the shares voted on the proposal.

4.	For any other business at the Annual Meeting, the vote of a majority of the shares voted on the matter, assuming a quorum is present, shall be the act of the shareholders on that matter, unless the vote of a greater number is required by law.
How are votes counted?
     Abstentions and “broker non-votes” will be counted only for purposes of establishing a quorum, but will not otherwise affect the vote. “Broker non-votes” are proxies received from brokers or other nominees holding shares on behalf of their clients (in “street name”) who have not been given specific voting instructions from their clients with respect to non-routine matters. Typically, the election of directors is considered a routine matter by brokers and other nominees allowing them to have discretionary voting power to vote shares they hold on behalf of their clients for the election of directors. Approvals of the Amended Equity Plan and Incentive Plan are not considered routine matters by brokers and other nominees.
     Because directors are elected by a plurality of the votes cast, except as described in “Corporate Governance – Majority Vote Requirement”, the directors that get the most votes will be elected even if such votes do not constitute a majority. Directors cannot be voted “against” and votes to “withhold authority” to vote for a certain nominee will have no effect if the nominee receives a plurality of the votes cast. For all other proposals that come before the meeting, you may vote “for” or “against” the proposal.
     If you hold your shares of common stock in your own name as a holder of record, and you fail to vote your shares, either in person or by proxy, the votes represented by your shares will be excluded entirely from the vote.
Will other matters be voted on at the Annual Meeting?
     We are not aware of any other matters to be presented at the Annual Meeting other than those described in this proxy statement. If any other matters not described in the proxy statement are properly presented at the meeting, proxies will be voted in accordance with the best judgment of the proxy holders.

Can I revoke my proxy instructions?
     If you are a record holder, you may revoke your proxy by:
•	filing a written revocation with the Secretary of United at the following address:
P.O. Box 398, Blairsville, Georgia 30514-0398;

•	filing a duly executed proxy bearing a later date; or

•	appearing in person and electing to vote by ballot at the Annual Meeting.
     Any shareholder of record as of the record date attending the Annual Meeting may vote in person by ballot whether or not a proxy has been previously given, but the presence (without further action) of a shareholder at the Annual Meeting will not constitute revocation of a previously given proxy.
     Any shareholder holding shares in “street name” by a broker or other nominee must contact the broker or nominee to obtain instructions for revoking the proxy instructions.
What other information should I review before voting?
     The 2006 annual report to shareholders and the annual report on Form 10-K filed with the Securities and Exchange Commission, including financial statements for the year ended December 31, 2006, is enclosed with this proxy statement. The annual report is not part of the proxy solicitation material. An additional copy of the annual report on Form 10-K may be obtained without charge by:
•	accessing United’s website at ucbi.com;

•	writing to the Secretary of United at the following address: P.O. Box 398, Blairsville, Georgia 30514-0398; or

•	accessing the EDGAR database at the SEC’s website at sec.gov.
     You may also obtain copies of United’s Form 10-K from the SEC at prescribed rates by writing to the Public Reference Section of the SEC, Room 1580, F. Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information.

PROPOSAL 1: ELECTION OF DIRECTORS
Introduction
     The Bylaws of United provide that the number of directors may range from eight to 14. The Board of Directors of United has set the number of directors at 11. The number of directors may be increased or decreased from time to time by the Board of Directors by resolution, but no decrease shall have the effect of shortening the term of an incumbent director. The terms of office for directors continue until the next Annual Meeting and until their successors are elected and qualified.
Information Regarding Nominees for Director
     The following information has been furnished by the respective nominees for director as of March 1, 2007. All of the nominees for director are existing directors that have been nominated by Board of Directors for re-election. Each nominee has been or was engaged in his present or last principal employment, in the same or a similar position, for more than five years.

		Director
Name (Age)	Information About Nominee	Since
Jimmy C. Tallent (54)	President and Chief Executive Officer of United	1988

Robert L. Head, Jr. (67)	Chairman of the Board of United; Owner of Head Construction Company and Head-Westgate Corp., commercial construction companies, Blairsville, Georgia	1988

W. C. Nelson, Jr. (63)	Vice Chairman of the Board of United; Owner of Nelson Tractor Company, Blairsville, Georgia	1988

A. William Bennett (65)	Partner in Bennett, Davidson & Associates, LLP, Certified Public Accountants, Washington, Georgia	2003

Robert H. Blalock (59)	Owner of Blalock Insurance Agency, Inc., Clayton, Georgia	2000

Guy W. Freeman (70)	Executive Vice President and Chief Operating Officer of United	2001

Thomas C. Gilliland (59)	Executive Vice President, Secretary and General Counsel of United	1992

Charles E. Hill (69)	Retired Director of Pharmacy at Union General Hospital, Blairsville, Georgia	1988

Hoyt O. Holloway (67)	Owner of H&H Farms, poultry farm, Blue Ridge, Georgia	1993

Clarence W. Mason, Sr. (71)	Owner of Mason Lawn and Garden, Blue Ridge, Georgia	1992

Tim Wallis (55)	Owner of Wallis Printing Co., Rome, Georgia	1999
     There are no family relationships between any director, executive officer, or nominee for director of United or any of its subsidiaries.
Director Emeritus
     In January 2006, the Honorable Zell B. Miller, 75, was re-elected by the Board of Directors of United to serve as a Director Emeritus. This is an elected role by the Board that provides leadership, counsel and guidance on various issues and policies that could affect United. Prior to becoming a member of the U.S. Senate, Mr. Miller served as a member of the Board of Directors of United from 1999 to 2000. Mr. Miller was a U. S. Senator from 2000 to 2005 and previously served two terms as Governor and four terms as Lt. Governor of the State of Georgia.
Potential New Director
     On February 6, 2007, United announced a definitive agreement to acquire Gwinnett Commercial Group, Inc. and its wholly-owned subsidiary First Bank of the South. Under terms of the agreement, after the closing of the transaction United plans to increase the size of its Board from 11 members to 12 and appoint John D. Stephens, the current Chairman of the Board of Gwinnett Commercial, to the Board of Directors. The transaction is expected to close in May 2007.
Board of Directors and Committees
     The Board of Directors held seven meetings during 2006. All of the directors attended at least 75 percent of the meetings of the Board and meetings of the committees of the Board on which they served that were held during 2006. Directors are expected to be present at all Annual Meetings of United.
     The Board has considered and determined that a majority of the members of the Board of Directors are independent as “independent” is defined under applicable federal securities laws and the Nasdaq Marketplace Rules. During 2006, the independent directors were Directors Nelson, Bennett, Blalock, Hill, Holloway and Mason. In January 2007, the Board determined that Director Wallis was also independent. The independent directors meet in executive sessions every quarter without management.
     The Board currently has, and appoints members to, three standing committees: the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee. Each member of these Committees is independent and each Committee has a charter approved by the Board, which is available on United’s website, ucbi.com.
     The current members of the Committees are identified below (M — member; C — chairman):

Nominating/
Name	Compensation	Audit	Corporate Governance
W. C. Nelson, Jr.	M	C	M

A. William Bennett	C	M	C

Robert H. Blalock	M		M

Charles E. Hill	M		M

Hoyt O. Holloway	M	M	M

Clarence W. Mason, Sr.	M		M

Tim Wallis	M		M

Compensation Committee
     The Compensation Committee is responsible for establishing and administering the policies that govern the compensation arrangements for executive officers and other senior officers. The Compensation Committee is also responsible for oversight and administration of certain executive and employee compensation and benefit plans, including the 2000 Key Employee Stock Option Plan (the “Existing Equity Plan”), the Deferred Compensation Plan, the Modified Retirement Plan and the Employee Stock Purchase Plan. It periodically reviews and makes recommendations to the Board with respect to Directors Compensation. The Compensation Committee met six times during 2006.
Audit Committee
     The Audit Committee assists the Board in its general oversight and serves as an independent and objective party to monitor United’s financial reporting process and internal control systems, to review and assess the performance of the independent registered public accountants and internal auditing department, and to facilitate open communication among the independent registered public accountants, senior and financial management, the internal auditing department, and the Board of Directors. Certain specific responsibilities of the Audit Committee include recommending the selection of independent registered public accountants, meeting with the independent registered public accountants to review the scope and results of the annual audit, reviewing with management and the internal auditor the systems of internal controls and internal audit reports, ensuring that United’s books, records, and external financial reports are in accordance with U.S. generally accepted accounting principles, and reviewing all reports of examination made by regulatory authorities and ascertaining that any and all operational deficiencies are satisfactorily corrected.
     The Board of Directors has determined that all of the members of the Audit Committee have sufficient knowledge in financial and accounting matters to serve on the audit committee, including the ability to read and understand fundamental financial statements. In addition, the Board of Directors has determined that Mr. Bennett qualifies as an “audit committee financial expert” in accordance with the applicable rules and requirements of the SEC and Nasdaq.
     The Audit Committee met nine times during 2006.
Nomination/Corporate Governance Committee
     The Nominating/Corporate Governance Committee reviews United’s corporate governance policies and guidelines and monitors compliance with those policies and guidelines In addition, the Nominating/Corporate Governance Committee is responsible for identifying individuals qualified to become Board members and recommending to the Board of Directors nominees for election and candidates for each committee appointed by the Board. The Nominating/Corporate Governance Committee met one time during 2006.
Vote Required
     Each proxy executed and returned by a shareholder will be voted as specified thereon by the shareholder. If no specification is made, the proxy will be voted for the election of the nominees named above to constitute the entire Board of Directors. If any nominee withdraws or for any reason is not able to serve as a director, the proxy will be voted for such other person as may be designated by the Board of Directors as a substitute nominee, but in no event will the proxy be voted for more than eleven nominees. Management of United has no reason to believe that any nominee will not serve if elected. All of the nominees are currently directors of United.

     Pursuant to the Georgia Business Corporation Code, Directors are elected by a plurality of the votes cast by the holders of the shares entitled to vote in an election at a meeting at which a quorum is present, even though the nominees may not receive a majority of the votes cast. However, as described in “Corporate Governance – Majority Vote Requirement”, under certain instances, nominees who are elected receiving less than a majority vote may be asked to resign. A quorum is present when the holders of a majority of the shares outstanding on the record date are present at a meeting in person or by proxy. An abstention or a broker non-vote will be included in determining whether a quorum is present at the meeting, but will not have an effect on the outcome of a vote.
Recommendation
     The Board of Directors unanimously recommends a vote “FOR” each nominee for director.

PROPOSAL 2: APPROVAL OF THE AMENDED AND RESTATED
2000 KEY EMPLOYEE STOCK OPTION PLAN
Introduction
     The Board adopted the Amended and Restated 2000 Key Employee Stock Option Plan (the “Amended Equity Plan”), on March 15, 2007 at the recommendation of the Compensation Committee, subject to the shareholder approval solicited by this proxy statement. Shareholder approval of the Amended Equity Plan is required by the Nasdaq Marketplace Rules and to provide the incentive stock option recipients with the favorable tax treatment afforded options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Shareholder approval of the Amended Equity Plan is also sought to comply with and to continue to qualify the Amended Equity Plan under Section 162(m) of the Code. If this Proposal is adopted, the Amended Equity Plan set forth in Appendix A hereto will be adopted. The Existing Equity Plan was previously approved by the shareholders of United and the Existing Equity Plan will continue without the amendments in the Amended Equity Plan if shareholder approval of the Amended Equity Plan is not received.
     The objectives of the Amended Equity Plan are: (1) to attract, motivate and retain employees of United (hereinafter “participants”) by providing compensation opportunities that are competitive with other companies; (2) to provide incentives to participants who contribute significantly to the long-term performance and growth of United and its affiliates; and (3) to align the long-term financial interests of participants in the Amended Equity Plan with those of shareholders.
     The Amended Equity Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”).
Nature of the Amendments
     The amendments incorporated into the Amended Equity Plan modify the Existing Equity Plan to: (1) increase the aggregate number of shares available for issuance under the Amended Equity Plan to a total of 2,500,000, which includes the 808,562 shares currently available for issuance under the Existing Plan; (2) provide that the number of shares that may be granted as certain full-value awards will be 400,000 shares, provided that such full value grants made in excess of 400,000 shares will be counted as 1.5 shares against the maximum number of shares authorized; (3) clarify that shares received pursuant to or represented by an award which are then used to pay the exercise price or withholding taxes are not available for reissuance under the Amended Equity Plan; (4) provide that the minimum time vesting period and minimum performance-based vesting period for restricted stock and restricted stock units are three years and one year, respectively; (5) prohibit repricing of awards granted under the Amended Equity Plan; and (6) change the definition of “retirement” from the attainment of age 65 to the earlier of the attainment of age 65 or the retirement age under any other benefit plan applicable to a participant.
     If the Amended Equity Plan is adopted, 1,000,000 of the shares available may be granted as incentive stock options. However, during 2006 United elected to issue only non-qualified stock options to realize the benefits associated with tax deductibility of the value realized by the optionee upon the exercise of the stock options. As of December 31, 2006, the sum of United’s outstanding stock options, restricted stock and restricted stock units and shares currently available for grant totaled 3,436,825. This total divided by the number of outstanding shares of 42,890,863 resulted in an “overhang” for United of 8.0%. Increasing the number of shares available for grant to 2,500,000 and increasing the outstanding shares for United’s pending acquisition of Gwinnett Commercial Group, Inc. would cause United’s overhang to equal 10.6% compared with an average of 14.1% for a peer group of high-performing bank holding companies with under $8.1 billion in assets selected by an outside consultant.

     The outstanding awards under the Existing Equity Plan will continue to remain outstanding in accordance with their terms.
Description of the Amended Equity Plan
     The following is a description of the principal provisions of the Amended Equity Plan. This summary is qualified in its entirety by reference to the full text of the Amended Equity Plan attached as Appendix A to this proxy statement.
General
     The Amended Equity Plan is administered by the Compensation Committee of the Board or such other committee consisting of two or more members as may be appointed by the Board to administer the Amended Equity Plan. If any member of the Committee does not qualify as (i) a “Non-Employee Director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, and (ii) an “outside director” within the meaning of Section 162(m) of the Code, a subcommittee of the Committee shall be appointed to grant awards to Named Executive Officers and to other officers who are subject to Section 16 of the Securities Exchange Act of 1934, and each member of such subcommittee shall satisfy the requirements of (i) and (ii) above. References to the Committee in this Proposal 2 shall include and, as appropriate, apply to any such subcommittee. Subject to the requirement that shareholder approval be obtained for certain types of amendments, the Amended Equity Plan may be amended by the Committee, in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any awards previously granted under the Amended Equity Plan, unless the participants affected by such amendment provide their written consent.
     Under the Amended Equity Plan, participants may be granted stock options (incentive and nonqualified), stock appreciation rights (“SARs”), restricted stock, restricted stock units and performance shares. The maximum number of incentive stock options that may be issued under this Plan is 1,000,000. The number of shares that may be granted in the form of restricted stock, restricted stock units or performance shares (“Full Value Grants”) is 400,000 shares, provided that Full Value Grants made in excess of 400,000 shares will be counted against the maximum number of shares such that the maximum is reduced 1.5 shares for each share subject to the Full Value Grants. Except to the extent the Committee determines that an award shall not comply with the performance-based compensation provisions of Section 162(m) of the Code, the maximum number of shares subject to options and SARs that, in the aggregate, may be granted pursuant to awards in any one calendar year to any one participant shall be 100,000 shares, and the maximum number of shares of restricted stock, restricted stock units and performance shares that may be granted, in the aggregate, pursuant to awards in any one calendar year to any one participant shall be 66,666 shares.
     In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property, any reorganization or any partial or complete liquidation of United, such adjustment shall be made in the number and class of shares which may be delivered under the Amended Equity Plan, and in the number and class of and/or price of shares subject to outstanding awards granted under the Amended Equity Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.
     The shares to be delivered under the Amended Equity Plan will be made available from authorized but unissued shares of common stock, from treasury shares, from shares purchased in the open market or otherwise. Shares awarded or subject to purchase under the Amended Equity Plan and that are not delivered or purchased, or are reacquired by United as a result of forfeiture or termination, expiration, or cancellation of an award, will again be available for issuance under the Amended Equity Plan.

     The Committee will determine the individuals to whom awards will be granted, the number of shares subject to an award and the other terms and conditions of an award. To the extent provided by law, the Committee may delegate to one or more persons the authority to grant awards to individuals who are not Named Executive Officers. As applicable, when used in this description of the Amended Equity Plan, the term “Committee” also refers to any such individual to whom the Committee has delegated some of its authority to grant awards. The Committee may also provide in option or other agreements relating to awards under the Amended Equity Plan for automatic accelerated vesting and other rights upon the occurrence of a change in control or upon the occurrence of other events as may be specified in such agreements.
Stock Options
     The number of shares subject to a stock option, the type of stock option (i.e., incentive stock option or nonqualified stock option), the exercise price of a stock option (which shall be not less than the fair market value of a share on the date of grant) and the period of exercise (including upon termination of employment) will be determined by the Committee and set forth in an option or other agreement, provided that no option will be exercisable more than 10 years after the date of grant.
     Options granted under the Amended Equity Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, including conditions related to the employment of, or provision of services by, a participant. The option price upon exercise shall be paid to United in full: (a) in cash; (b) by cash equivalent approved by the Committee; (c) by tendering previously acquired shares having an aggregate fair market value at the time of exercise equal to the total exercise option price, or (d) by a combination of (a), (b) and (c). The Committee may also allow cashless exercises as permitted under the Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Amended Equity Plan’s purpose and applicable law.
SARs
     SARs granted under the Amended Equity Plan entitle the participant to receive an amount payable in shares or cash, or both, as determined by the Committee, equal to the excess of the fair market value of a share on the day the SAR is exercised over the specified exercise price, which will not be less than the fair market value of a share on the grant date of the SAR. The exercise period of a SAR may not exceed 10 years. SARs may be granted in tandem with a related stock option or independently. The Committee shall determine and set forth in an agreement relating to the award or other agreement the extent to which SARs are exercisable after termination of employment.
Restricted Stock and Restricted Stock Units
     Restricted stock is an award of United common stock that vests over time and is subject to forfeiture in certain circumstances. Restricted stock awards may be made either alone, in addition to, or in tandem with other types of awards permitted under the Amended Equity Plan and may be current grants of restricted stock or deferred grants. The terms of restricted stock awards, including the restriction period, performance targets applicable to the award, and the extent to which the participant will have the right to receive unvested restricted stock following termination of employment or other events, will be determined by the Committee and be set forth in an agreement relating to such award. The restriction period for restricted stock and restricted stock units that are not subject to performance conditions will not be less than three years (but graded vesting may be provided) and for performance-based awards the restriction period will not be less than one year. Unless otherwise set forth in an agreement relating to a restricted stock award, the participant receiving restricted stock shall have all of the rights of a shareholder of United, including the right to vote the shares and the right to receive dividends, provided that the Committee may require that any dividends on such shares of restricted stock be automatically deferred and reinvested in additional restricted stock or may require that dividends on such shares be paid to United to be held for the account of the grantee.
     A restricted stock unit is an unsecured promise to transfer a share of United common stock or equivalent cash at a specified future date, such as a fixed number of years, retirement, or other termination of employment (which date may be later than the vesting date of the award at which time the right to receive the share becomes nonforfeitable). Restricted stock units represent the right to receive a specified number of shares at such times, and subject to such restriction period and other conditions, as the Committee determines. A participant to whom restricted stock units are awarded has no rights as a shareholder with respect to the shares represented by the restricted stock units, unless and until shares are actually delivered to the participant in settlement of the award. However, restricted stock units may have dividend-equivalent rights, if provided for by the Committee.
Performance Shares
     Performance shares are awards granted in terms of a stated potential maximum number of shares, with the actual number and value earned to be determined by reference to the satisfaction of performance targets established by the Committee. Such awards may be granted subject to any restrictions, in addition to performance conditions, deemed appropriate by the Committee. Except as otherwise provided in an agreement relating to performance shares, a participant shall be entitled to receive any dividends declared with respect to shares that have been earned but that have not yet been distributed to the participant and shall be entitled to exercise full voting rights with respect to such shares.
Performance Measures
     If awards granted or issued under the Amended Equity Plan are intended to qualify under the performance-based compensation provisions of Section 162(m) of the Code, the performance measure(s) to be used for purposes of such awards shall be chosen by the Committee from among the following (which may relate to United or a business unit, division or subsidiary): net operating income or growth in such net operating income; operating earnings per share or growth in such operating earnings per share; annual growth in consolidated total revenue, loans and deposits; changes or increases in market share; earnings before taxes or the growth in such earnings; stock price or the growth in such price; return on equity, tangible equity, and assets or the growth on such returns; total shareholders’ return or the growth in such return; contribution to geographic expansion; level of expenses or the reduction of expenses, overhead ratios or changes in such ratios, efficiency ratios or changes in such ratios; loan quality or the changes in the level of loan quality or changes in the ratios of net charge-offs to loans or non-performing assets to assets; customer satisfaction scores or changes in scores; and/or, economic value added or changes in such value added. The Committee can establish other performance measures for awards granted to participants that are not Named Executive Officers, or for awards granted to Named Executive Officers that are not intended to qualify under the performance-based compensation provisions of Section 162(m) of the Code. In measuring performance, the Committee may adjust United’s financial results to exclude the effect of unusual charges or income items that distort year-to-year comparisons of results and other events, including acquisitions or dispositions of businesses or assets, de novo expansions, recapitalizations, reorganizations or reductions-in-force. With respect to Named Executive Officers, the Committee shall consider the provisions of Section 162(m) in making adjustments for awards intended to comply with Section 162(m). The Committee may also make adjustments to eliminate the effect of changes in tax or accounting rules and regulations.

Repricing
     The Amended Equity Plan prohibits United from reducing the exercise price of outstanding options or SARs without first receiving shareholder approval.
Deferral Rights
     The Committee may permit a participant to defer to another plan or program such participant’s receipt of shares or cash that would otherwise be due to such participant by virtue of the exercise of an option or SAR, the vesting of restricted stock or RSUs, or the earning of a performance share award. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.
Duration of Plan
     The Amended Equity Plan shall be effective on March 15, 2007 if approved by shareholders and will remain in effect until March 14, 2017.
Federal Income Tax Consequences
     The following is a brief summary of the current United States federal income tax consequences of awards made under the Amended Equity Plan. This summary is general in nature and is not intended to cover all tax consequences that may apply to participants and United. Further, the provisions of the Code and the regulations and rulings thereunder relating to these matters may change.
Stock Options
     A participant will not recognize any income upon the grant of a stock option. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding for United employees) upon exercise of a nonqualified stock option equal to the excess of the fair market value of the shares purchased over the exercise price, and United will be entitled to a corresponding deduction. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option, provided that the incentive stock option is exercised either while the participant is an employee of United or within three months (one year if the participant is disabled within the meaning of Section 22(e)(3) of the Code) following the participant’s termination of employment. If shares acquired by such exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such shares will be taxed as a long-term capital gain or loss, and United will not be entitled to any deduction. If, however, such shares are disposed of within the above-described period, then in the year of such disposition, the participant will recognize income taxable as ordinary income equal to the excess of (i) the fair market value of such shares on the date of exercise or, if less, the amount realized upon such disposition, over (ii) the exercise price. In such case, United will be entitled to a corresponding deduction.
SARs
     A participant will not recognize any income upon the grant of a SAR. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding for United employees) upon exercise of a SAR equal to the fair market value of any shares delivered and the amount of any cash paid to the participant upon such exercise, and United will be entitled to a corresponding deduction.

Restricted Stock
     A participant will not recognize taxable income at the time of the grant of a restricted stock award and United will not be entitled to a tax deduction at such time, unless the participant makes an election under a special Code provision to be taxed at the time such restricted stock award is granted. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding for United employees) at the time the restrictions on such restricted stock award lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The amount of ordinary income recognized by a participant making the above-described special election or upon the lapse of the restrictions is deductible by United as compensation expense. In addition, a participant receiving dividends with respect to shares subject to a restricted stock award for which the above-described election has not been made and prior to the time the restrictions lapse will recognize taxable compensation (subject to income tax withholding for United employees), rather than dividend income, in an amount equal to the dividends paid, and United will be entitled to a corresponding deduction.
Restricted Stock Units
     A participant will not recognize taxable income at the time of grant of a restricted stock unit, and United will not be entitled to a tax deduction at such time. When the participant receives shares pursuant to vesting or a distribution election for the restricted stock unit, the federal income tax consequences applicable to restricted stock awards, described above, will apply to the participant, and United will have a tax deduction.
Performance Shares
     A participant will not recognize taxable income upon the grant of a performance share award, and United will not be entitled to a tax deduction at such time. Upon the settlement of a performance share award, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding for United employees) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid to the participant, and United will be entitled to a corresponding deduction.
Compliance with Section 162(m) of the Code
     Section 162(m) of the Code denies an income tax deduction to an employer for certain compensation in excess of $1,000,000 per year paid by a publicly-traded corporation to a Named Executive Officer. Compensation realized with respect to stock options awarded under the Amended Equity Plan, including upon exercise of a nonqualified stock option or upon a disqualifying disposition of an incentive stock option, as described above, will be excluded from this deductibility limit if it satisfies certain requirements, including a requirement that the Amended Equity Plan (as hereby amended) be approved by United’s shareholders at the Annual Meeting. In addition, other types of awards under the Amended Equity Plan may be excluded from this deduction limit if they are conditioned on the achievement of one or more of the performance measures described above, as required by Section 162(m) of the Code. To satisfy the requirements that apply to “performance-based” compensation, those performance measures must be approved by our current shareholders, and approval of the Amended Equity Plan will also constitute approval of those measures.

2007 Plan Awards
     The Compensation Committee currently plans to grant approximately 500,000 non-qualified stock options and 50,000 restricted stock awards to senior executives and other employees at its discretion during 2007 under the Amended Equity Plan if it is approved or the Existing Equity Plan if the Amended Equity Plan is not approved.
     Information regarding 2006 awards made under the Existing Plan to our “Named Executive Officers’ is provided in “Stock Option and Restricted Stock Grants”. In 2006, 105,000 non-qualified stock options and 14,000 restricted stock awards were granted to all senior executives as a group, and 386,900 non-qualified stock options and 21,125 restricted stock awards were granted to all employees other than senior executives as a group. By way of background, please see “Compensation Discussion and Analysis” for our discussion of United’s executive compensation.
Vote Required
     Assuming the presence of a quorum, the affirmative vote of a majority of the shares voted on Proposal 2 is required for approval of the Amended Equity Plan.
Recommendation
     The Board of Directors unanimously recommends a vote “FOR” approval of the Amended Equity Plan, including the material terms of the performance measures under which certain awards may be granted.

PROPOSAL 3: APPROVAL OF THE MANAGEMENT ANNUAL INCENTIVE PLAN
     The Board of Directors adopted the Management Annual Incentive Plan (the “Incentive Plan”) effective as of January 1, 2007, and is proposing the Incentive Plan for approval by the shareholders of United. The following description of the material features of the Incentive Plan is a summary only and is qualified in its entirety by reference to the Incentive Plan, a copy of which is attached as Appendix B to this proxy statement. Shareholder approval of the Incentive Plan is sought in order to qualify the Incentive Plan under Section 162(m) of the Code and thereby to allow United to deduct for federal income tax purposes all compensation paid under the Incentive Plan to Named Executive Officers.
General
     The purpose of the Incentive Plan is to advance the growth and financial success of United by offering performance incentives to designated executives who have significant responsibility for such success. The Incentive Plan will be administered by the Compensation Committee or other committee designated by the Board, subject to the Committee’s right to delegate to the Chief Executive Officer, and others, responsibility for administration of the Incentive Plan. To the extent such a delegation of authority has been made, the term “Committee” in this Proposal 3 should be read as “Committee or its delegate”. Persons eligible to participate in the Incentive Plan are executives of United, its operating units or its affiliates, who are in management positions designated as eligible for participation by the Committee.
     The Incentive Plan is not subject to the provisions of ERISA. The Incentive Plan may be amended, suspended or terminated by the Committee at any time, subject to ratification by the Board and to the consent of each participant whose rights would be adversely affected with respect to an award that has been determined and approved.
Awards Under the Incentive Plan
     Prior to, or as soon as practical after, the commencement of each fiscal year, the Committee will establish plan rules for that year with respect to the following matters: (1) employees who are eligible to participate; (2) the performance objectives for each participant, which performance objectives will include one or more of the performance measures set forth below; (3) the target award, maximum award and threshold award that can be received by each participant, and the method for determining such award; (4) the form of payment of an incentive award; and (5) the terms and conditions subject to which any incentive award may become payable. Performance measures for Named Executive Officers will include one or more of the following (which may relate to United as a whole or a business unit, division or subsidiary, as appropriate), as determined by the Committee: net operating income or the growth in such net operating income; operating earnings per share or the growth in such operating earnings per share; annual growth in consolidated total revenue, loans and deposits; changes or increases in market share; earnings before taxes or the growth in such earnings; stock price or the growth in such price; return on equity, tangible equity, and assets or the growth on such returns; total shareholders’ return or the growth in such return; contribution to geographic expansion; level of expenses or the reduction of expenses, overhead ratios or changes in such ratios, efficiency ratios or changes in such ratios; loan quality or the changes in the level of loan quality or changes in the ratios of net charge-offs to loans or non-performing assets to assets; customer satisfaction scores or changes in scores; and/or, economic value added or changes in such value added. The Committee can establish other performance measures for awards granted to participants who are not Named Executive Officers.
     After the end of each fiscal year, the Committee will certify the extent to which the performance objectives have been achieved for that year. In measuring performance, the Committee may adjust United’s financial results to exclude the effect of unusual charges or income items that distort year-to-year comparisons of results and other events, including acquisitions or dispositions of businesses or assets, de novo expansions, recapitalizations, reorganizations or reductions-in-force. With respect to certain Named Executive Officers, the Committee shall consider the provisions of Section 162(m) in making adjustments for awards intended to comply with Section 162(m). The Committee may also make adjustments to eliminate the effect of changes in tax or accounting rules and regulations. The percentage of pay at risk under the Incentive Plan is increased by position according to relative levels of responsibility and influence on business unit and corporate objectives. The award percentage is discounted for performance below the target down to a minimum threshold and below the minimum threshold no award is due and an enhanced payout percentage is provided to motivate performance above target up to a maximum.
     Cash bonus awards shall be approved by the Committee, subject to ratification by the Board when required under the Incentive Plan or desired by the Committee, based on the Incentive Plan rules then in effect and the achievement of performance criteria as certified by the Committee. The Committee may in its discretion grant awards to deserving participants, except certain Named Executive Officers, notwithstanding levels of achievement of performance criteria. The maximum award that may be paid to an individual participant for a plan year shall be $2 million.
     Awards will generally be made in lump sum cash payments or in such other form as the Committee may specify at the beginning of the year. Payment will be made as soon as practicable after the determination of awards.
     A partial incentive award may be authorized by the Committee for a participant who is terminated without cause (as determined by the Committee), or who retires, dies or becomes permanently and totally disabled during the fiscal year. Otherwise, no award will be paid to a participant who is not an active employee of United, an operating unit or an affiliate at the end of the fiscal year to which the award relates. In general, unless the Committee has established a different rule with respect to some or all participants, upon the occurrence of a change in control, the participant’s incentive award for that year will be deemed to have been fully earned at the target award level, will be prorated for the portion of the year that has elapsed, and will be paid within thirty days after the effective date of the change in control. If a participant is entitled to a pro rata award under the Incentive Plan upon a change in control, and also to a similar pro rata award under a change in control, employment agreement or severance agreement for the same fiscal year, the participant will receive the larger pro rata award but not both awards.
Federal Income Tax Consequences
     An award under the Incentive Plan will constitute compensation taxable as ordinary income (and subject to income tax withholding) to the participant to the extent it is paid in cash or immediately available equity-based awards. Generally, United will be entitled to a corresponding deduction.
     Section 162(m) of the Code limits to $1,000,000 the amount of compensation that may be deducted by United in any tax year with respect to a Named Executive Officer, with an exception for certain performance-based compensation. The Incentive Plan is designed, and is to be administered, in such a manner as to qualify payments to Named Executive Officers for that performance-based exception, except to the extent the Compensation Committee determines that such compliance is not required or not advisable in the best interests of United.
2007 Incentive Plan Awards
     For fiscal year 2007, each Named Executive Officer currently serving as an employee and certain other executives have been granted an opportunity to receive a cash incentive award under the Incentive Plan based upon performance objectives established with respect to fiscal year 2007. Because the performance periods have not yet been completed, the amount of annual incentive compensation to be paid in the future to United’s current or future Named Executive Officers and other executives cannot be determined at this time. Actual amounts will depend on actual performance measured against the attainment of the pre-established performance goals.
     If approved, approximately five individuals will participate in 2007 in the Incentive Plan. As stated, it is not known what awards will be made under the Incentive Plan for fiscal year 2007 payable in 2008. By way of background, please see “Compensation Discussion and Analysis” for a discussion of United’s executive compensation.
Vote Required
     Assuming the presence of a quorum, the affirmative vote of a majority of the shares voted on Proposal 3 is required for approval of the proposal.
Recommendation
     The Board of Directors unanimously recommends a vote “FOR” approval of the Incentive Plan, including the material terms of the performance measures under which certain awards may be granted.

CORPORATE GOVERNANCE
Director Nominations
General
     The Board of Directors nominates individuals for election to the Board based on the recommendations of the Nominating/Corporate Governance Committee. A candidate for the Board of Directors must meet the eligibility requirements set forth in United’s bylaws and in any Board or committee resolutions.
Nominating/Corporate Governance Committee Procedures
     The Nominating/Corporate Governance Committee considers qualifications and characteristics that it, from time to time, deems appropriate when it selects individuals to be nominated for election to the Board of Directors. These qualifications and characteristics may include, without limitation, the individual’s interest in United, his or her United shareholdings, independence, integrity, business experience, education, accounting and financial expertise, age, diversity, reputation, civic and community relationships, and knowledge and experience in matters impacting financial institutions. In addition, prior to nominating an existing director for re-election to the Board of Directors, the Nominating/Corporate Governance Committee will consider and review an existing director’s Board and committee attendance and performance.
Shareholder Nominations
     The Board of Directors and Nominating/Corporate Governance Committee of the Board will consider all director nominees properly recommended by any United shareholders in accordance with the analysis described above. Any shareholder wishing to recommend a candidate for consideration as a possible director nominee for election at an upcoming meeting of shareholders must provide timely, written notice to the Board of Directors in accordance with the procedures available on United’s website ucbi.com. The following is a summary of these procedures:
•	In order to be considered timely, a nomination for the election of a director must be received by United no less than 120 days before the anniversary of the date United’s proxy statement was mailed to shareholders in connection with the previous year’s Annual Meeting.

•	A shareholder nomination for director must set forth, as to each nominee such shareholder proposes to nominate:
1.	the name and business or residence address of the nominee;

2.	an Interagency Biographical and Financial Report available from the Federal Deposit Insurance Corporation completed and signed by the nominee;

3.	the number of shares of common stock of United which are beneficially owned by the person;

4.	the total number of shares that, to the knowledge of nominating shareholder, would be voted for such person; and

5.	the signed consent of the nominee to serve, if elected.

•	The notice by a nominating shareholder shall also set forth:
1.	the name and residence address of such nominating shareholder; and

2.	the class and number of shares of common stock of United which are beneficially owned by such shareholder.
     Notices shall be sent to the Secretary, United Community Banks, Inc., P.O. Box 398, Blairsville, Georgia 30514-0398. There were no director nominations proposed for this year’s Annual Meeting by any shareholder.
Majority Vote Requirement
     United’s Board of Directors adopted a policy in 2006 that nominees for director who are elected but receive less than a majority of the votes cast for the election of directors be asked to resign. United’s policy allows the Board to waive this majority vote requirement where a general campaign against the election of a class of directors of public companies resulted in a United nominee being elected with less than a majority vote without consideration of the particular facts and circumstances applicable to the individual United nominee. A waiver of the majority vote requirement will not be permitted if the votes cast resulted from a campaign directed specifically against the election of an individual United nominee, even in circumstances where a majority of the Board of Directors disagrees with those voting against that director’s election.
Code of Ethical Conduct
     United has adopted a Code of Ethical Conduct designed to promote ethical conduct by all of United’s directors and principal financial and executive officers. The Code of Ethical Conduct complies with the federal securities law requirement that issuers have a code of ethics applicable to principal financial officers and with applicable Nasdaq Marketplace Rules. United’s Code of Ethical Conduct is available on its website and was filed as Exhibit 14 to its Annual Report on Form 10-K for the year ended December 31, 2003. United has not had any amendment to or waiver of the Code of Ethical Conduct. If there is an amendment or waiver, United will post any such amendment or waiver on the company’s website, ucbi.com.
Shareholder Communication
     The Board of Directors maintains a process for shareholders to communicate with the Board. Shareholders wishing to communicate with the Board of Directors should send any communication in writing to the Secretary, United Community Banks, Inc. P.O. Box 398, Blairsville, Georgia 30514-0398. Any such communication must state the number of shares beneficially owned by the shareholder making the communication. The communication will be forwarded to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is illegal or otherwise inappropriate, in which case the communication will be disregarded.
Certain Relationships and Related Transactions
     United has a written related person transaction policy that governs the review, approval and ratification of any transaction that would be required to be disclosed by United pursuant to Item 404 of Regulation S-K under the Securities Act of 1933. The Board of Directors of United or the Audit Committee must approve all such transactions under the policy.

     Mr. Head, Chairman of the Board of Directors of United, is the owner of a construction company that United and its bank subsidiaries engaged during 2006 to perform various construction projects totaling $1,219,000.
     United’s subsidiary banks have had, and expect to have in the future, banking transactions in the ordinary course of business with directors and officers of United and other related persons, on the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with unaffiliated third parties. Such transactions have not involved more than the normal risk of collectability or presented other unfavorable features.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
Compensation Discussion and Analysis
Overview
     The Compensation Committee of the Board of Directors of United has the important responsibility of ensuring that United’s executive compensation policies and practices are based on three simple principles:
•	Pay competitively within United’s industry to attract and retain key employees;

•	Pay for performance to motivate United’s key employees; and

•	Design compensation programs with a balance between short-term and long-term objectives.
     None of the members of the Compensation Committee has been an officer or employee of United, and the Board has considered and determined that all of the members are independent as “independent” is defined under the Nasdaq Marketplace Rules. All members of the Compensation Committee have a significant proportion of their net worth invested in shares of United which aligns their interests with the long-term interests of other shareholders. The Compensation Committee’s charter is available in the corporate governance section of United’s website, ucbi.com.
     To assist it in determining how best to achieve the above objectives, the Compensation Committee in 2004 conducted an interview process with several prominent compensation consulting firms that had no previous relationships with United, and selected Watson Wyatt & Co. for a three-year engagement to advise it and the Board on executive compensation.
     In addition to its focus on compensation matters, the Compensation Committee occasionally recommends policies related to leadership development and retention for consideration by the Board of Directors. For example, a year ago the Compensation Committee proposed guidelines for stock ownership by senior and executive management, which guidelines were subsequently adopted by the Board.
     Beginning in 2005, the Compensation Committee began to study the design and functioning of a “pay for performance” plan for the cash compensation of executive management. This study was inspired by the desirability of linking salary and bonuses to objective standards of performance, in addition to preparing for compliance with the limitations on executive compensation deduction under Section 162(m) of the Code. In 2006, the Compensation Committee designed a preliminary plan using performance targets and established bonuses based on achievement of those targets.
     A very important element of compensation in United’s industry is the provision of long-term incentives in the form of equity awards such as stock options, restricted stock, and restricted stock units. The Compensation Committee is charged with the responsibility of determining these awards each year, and with granting those awards pursuant to the Existing Equity Plan. In late 2006, it became apparent that the availability of shares for grant remaining in the Existing Equity Plan might only be adequate for 2007’s anticipated grants, and therefore it seemed prudent to the Compensation Committee to propose amendments to the Existing Equity Plan to increase the pool of available shares for approval by the shareholders at the Annual Meeting. Watson Wyatt was engaged to provide a special report on the practices of our “peer group” companies as information useful in deciding on the size of the increase, and the Compensation Committee incorporated that advice in its decision to increase the authorized shares under the Amended Equity Plan. This Amended Equity Plan also allowed an opportunity to make changes to certain provisions of the Existing Equity Plan that enhance its compatibility with current standards of corporate governance.
Philosophy
     United’s compensation programs are designed to attract and retain key employees, motivating them to achieve and rewarding them for superior performance. Different programs are geared to short and long-term performance with the goal of increasing shareholder value over the long term. Executive compensation programs impact all employees by setting general levels of compensation and helping to create an environment of goals, rewards and expectations. Because United believes the performance of every employee is important to the company’s success, it is mindful of the effect of executive compensation and incentive programs on all of its employees.
     United believes that the compensation of the company’s senior executives should reflect their success as a management team and as individuals in attaining key operating objectives, such as growth of revenue, loans and deposits; growth of operating earnings and earnings per share; growth or maintenance of market share, long-term competitive advantage, customer satisfaction and operating efficiencies; and, ultimately, in attaining long-term growth in the market price of United’s stock. United believes that the performance of the senior executives in managing the company, considered in light of general economic and specific company, industry and competitive conditions, should be the basis for determining their overall compensation. United also believes that their compensation should not be based on the short–term performance of United’s stock, whether favorable or unfavorable, but rather that the price of United’s stock will, in the long-term, reflect the company’s operating performance, and ultimately, the management of the company by its executives. United seeks to have the long-term performance of its stock reflected in executive compensation through its stock option and other equity incentive programs.
Administration
     Generally, the Compensation Committee reviews the performance and approves all compensation of United’s senior executives and, based upon this evaluation, establishes their compensation. For all senior executives other than the Chief Executive Officer, the Chief Executive Officer makes recommendations to the Compensation Committee.
     Though not members of the Compensation Committee, Jimmy Tallent, United’s Chief Executive Officer, Rex Schuette, United’s Executive Vice President and Chief Financial Officer, and Thomas Gilliland, United’s Executive Vice President, Secretary and General Counsel, are invited to most Compensation Committee meetings along with Robert Head, Chairman of the Board of Directors and Zell Miller, Director Emeritus. Although all invitees may participate in discussions and provide information that the Compensation Committee considers (except for discussions with respect to any invitee’s own compensation, in which an executive does not participate), invitees do not participate in voting and decision-making.
     In setting and approving compensation of senior executives, the Compensation Committee considers objective measurements of business performance, the accomplishment of strategic and financial objectives, the development of management talent within the company, and other matters relevant to the short-term and the long-term success of the company and the enhancement of shareholder value in the broadest sense.
     In performing its responsibilities for executive compensation, the Compensation Committee has sole authority to, and does to the extent it deems necessary or desirable, retain and consult with outside professional advisors. During 2006, Watson Wyatt & Co. advised the Compensation Committee and the Board on executive compensation. Watson Wyatt reported directly to the Compensation Committee. Watson Wyatt performed a study of the compensation of executive management of companies within the industry and with companies of comparable size. The groups used to compare executive compensation include (1) a peer group of 14 bank holding companies with asset sizes ranging from $5 to $7 billion and a median of $6.1 billion (the “Peer Group”) and a reference group of eight bank holding companies with asset sizes ranging from $7 to $9 billion with a median asset size of $8.4 billion (the “Reference Group”), approximately the asset size to which United may grow to in the next three years based on recent growth. The Compensation Committee also compared United’s executive compensation to published executive compensation surveys, including bank holding companies with similar asset sizes, compiled with the assistance of Watson Wyatt (the “Published Surveys”).
Elements of Compensation
     Compensation for each senior executive is allocated among annual base salary, annual cash bonus awards and equity incentive compensation awards. The Compensation Committee chooses to pay each element of compensation in order to attract, retain and motivate highly qualified executive talent, reward superior annual performance and provide incentive for their balanced focus on long-term strategic goals and increasing shareholder value as well as short-term performance. The amount of each element of compensation is determined by or under the direction of the Compensation Committee, which uses the following factors to determine the amount of salary and other benefits to pay each executive: performance against corporate and individual objectives for the previous year; difficulty of achieving desired results in the coming year; value of their unique skills and capabilities to support United’s long-term performance; performance of their general management responsibilities; and, contribution as a member of the executive management team. These elements are designed to be competitive with comparable employers and to align the senior executives’ incentives with the long-term interests of United’s shareholders. Although the Compensation Committee does not set overall compensation targets and then allocate among the elements, it does review total compensation when making decisions on each element of compensation to ensure that the total compensation for each senior executive is justified and appropriate in the best interests of the company.
     The following is a summary of the Compensation Committee’s actions during 2006 with respect to annual base salary, annual cash bonus awards and equity incentive compensation awards.
     Annual Base Salary. United strives to provide its senior executives with a level of assured cash compensation in the form of annual base salary that is competitive with companies in the financial services industry and companies that are comparable in size and performance.
     The Compensation Committee reviews base salaries annually and makes adjustments, in light of past individual performance as measured by both financial and non-financial factors and the potential for making significant contributions in the future, to ensure that salary levels remain appropriate and competitive. With respect to all senior executives, other than the Chief Executive Officer, the Compensation Committee also considers Mr. Tallent’s recommendations and assessment of each officer’s performance, his or her tenure and experience in his or her respective positions, and internal comparability considerations.
     In 2006, the Compensation Committee raised Mr. Tallent’s annual base salary 7% from $450,000 to $480,000 and approved raises of 3 to 6% for Mr. Schuette, Mr. Gilliland, Mr. Freeman — United’s Executive Vice President and Chief Operating Officer, and Mr. Williams — United’s Executive Vice President Risk Management (together with Mr. Tallent, the “Named Executive Officers”).
     Annual Cash Bonuses. The Compensation Committee believes that its senior executives’ annual cash bonus should be linked directly to achievement of specified financial and non-financial objectives. Annual cash bonuses for 2006, paid in the first quarter of 2007, were based on a preliminary “pay for performance” plan adopted in 2006. In connection with such plan, the Compensation Committee considered the non-financial factors discussed earlier and various financial performance measures, including operating earnings per share; returns on equity, tangible equity and assets; revenue, loan and deposit growth; operating efficiency; loan and credit quality; and customer satisfaction scores.
     Due to United’s outstanding financial performance across all measures for 2006, including operating earnings per share growth of 16%, the Compensation Committee awarded a cash bonus of $650,000, or 135% of annual base salary, to Mr. Tallent and awarded cash bonuses ranging from 49% to 103% of annual base salaries to the other Named Executive Officers.
     The experience with this preliminary pay for performance plan led the Compensation Committee to formally adopt the plan as the “Management Annual Incentive Plan” as of January 1, 2007, and has submitted this incentive plan for approval as Proposal 3.
     Equity Incentive Awards. The Compensation Committee has designed United’s equity incentive awards to serve as the primary vehicle for providing long-term incentives to the senior executives and key employees. United also regards equity incentive awards as a key retention tool. These considerations are paramount in the Compensation Committee’s determination of the type of an award to grant and the number of underlying awards to be granted. Because of the direct relationship between the value of an option and the market price of United’s common stock, United believes that granting stock options is the best method of motivating senior executives to manage the company in a manner that is consistent with the long-term interests of United’s shareholders.
     Equity incentive awards were granted under the Existing Equity Plan, which is a broad-based, shareholder approved plan covering senior executives and other key management personnel. The Existing Equity Plan permits United to grant stock options, restricted stock and restricted stock units and provides additional flexibility, if circumstances of United’s business and opportunities warrant, to grant other forms of equity-based compensation. Prior to 2003, the primary forms of equity compensation that United awarded were incentive stock options and non-qualified stock options. United selected this form because of the favorable accounting treatment. However, in 2004 in anticipation of a possible change in the accounting treatment for stock options, the Compensation Committee began granting a limited number of restricted stock awards to senior executives in lieu of stock options. In 2006, for United’s senior executives, the Compensation Committee granted 75% of the value of all equity compensation awards in non-qualified stock options and 25% in restricted stock awards.
     When awarding grants, the Compensation Committee set option exercise prices during 2006 at the market closing price on the date prior to the date of grant. Beginning in 2007, the Compensation Committee will set the option exercise price based on the closing market price on the date of grant. Both stock options and restricted stock awards vest over a number of years in order to encourage employee retention and focus management’s attention on sustaining financial performance and building shareholder value over an extended term. Typically, vesting is in equal increments over a four–year period from the date of the grant.
     The Existing Equity Plan does not permit the grant price for options to be reduced after the initial grant date. Because senior executives may not exercise options until they vest and because the exercise price of the options is the fair market value of the underlying stock on the date of grant, senior executives do not realize any benefit from stock options unless United’s stock price appreciates over the vesting period.
     During 2006, options to acquire 491,900 shares of common stock were awarded by the Compensation Committee, including options to acquire 85,500 shares of common stock awarded to the Named Executive Officers. Additionally, 35,125 restricted stock awards were awarded during 2006, including 12,000 restricted stock units to the Named Executive Officers.

Retirement and Other Benefits.
     The Compensation Committee believes that retirement and deferred compensation benefits provide financial security to executives and their families for the executives’ service to the company. As a result, United has adopted the following two plans:
     Modified Retirement Plan. United maintains a modified retirement plan (the “Modified Retirement Plan”) for its senior executives and certain other key personnel. See the disclosure provided in “Executive Compensation – Pension Benefits” for a description of the material terms of the Modified Retirement Plan and disclosure of 2006 benefits provided to the Named Executive Officers under the Modified Retirement Plan.
     Deferred Compensation Plan. In addition, United maintains a deferred compensation plan (the “Deferred Compensation Plan”) for its senior executives, members of the Board of Directors, members of United’s local community bank boards and certain other key personnel. See the disclosure provided in “Executive Compensation – Nonqualified Deferred Compensation” for a description of the material terms of the Deferred Compensation Plan and disclosure of 2006 benefits provided to the Named Executive Officers under the Deferred Compensation Plan.
Perquisites and Other Benefits.
     The perquisites provided to United’s Named Executive Officers in 2006 were the use of a company-owned car and the payment of the dues for club memberships that are not used exclusively for business purposes. These personal benefits are generally provided to similarly situated financial institution executives in the company’s market areas, and United believes it is appropriate to award its senior executives similar benefits.
     United also provides matching contributions of up to 5% of the senior executive bonus contributions to the Deferred Compensation Plan, and United’s senior executives participate in company-wide contributions to the 401(k) Plan and United’s Profit Sharing Plan (the “Profit Sharing Plan”) and receive other benefits on the same terms as other employees, which plans include medical, dental and life insurance.
Severance Benefits
     Generally, options and restricted stock grants continue to vest for United’s Named Executive Officers in the event of an executive officer’s termination without cause or a termination by an executive officer for Good Reason (as defined in the award agreements). Otherwise, options and restricted stock awards cease vesting upon termination of employment. United does not provide for any other severance benefits to its Named Executive Officers, except as described below.
Benefits Upon a Change in Control
     United’s senior executives have built United into the successful company that it is today, and the company believes that it is important to protect them in the event of a change in control. Further, it is United’s belief that the interests of shareholders will be best served if the interests of its senior executives are aligned with them, and providing change in control benefits should reduce any reluctance of senior management to pursue potential change in control transactions that may be in the best interests of shareholders.
     For that reason, United’s Named Executive Officers have each entered into a Change in Control Agreement with the company. The agreement provides for payment of compensation and benefits to the executive in the event of a Change in Control if the executive’s employment is involuntarily terminated by United without Cause, or if the executive terminates his employment for Good Reason, each as defined in the agreement. The agreement is to remain in effect until the earlier of the termination of such executive’s employment without entitlement to the benefits under the agreement or the date that the executive attains age 65 (except that Mr. Freeman’s agreement remains in effect to age 75), unless earlier terminated by mutual written agreement of the executive and United.
     The executive is not entitled to compensation or payments pursuant to the agreement if he is terminated by United for Cause, dies, incurs a disability, or voluntarily terminates employment (other than for Good Reason). If a Change in Control occurs during the term of the agreement and the executive’s employment is terminated within six months prior to, or eighteen months following, the date of the Change in Control, and if such termination is an involuntary termination by United without Cause (and does not arise as a result of death or disability) or a termination by the executive for Good Reason, the executive will be entitled to his base salary, annual bonus and certain other benefits, as determined by the agreement, for the lesser of 36 months from the date of his termination or the number of months from the date of his termination until he attains age 65 (75 in the case of Mr. Freeman).
     The agreement provides that the compensation and benefits provided for under the agreement shall be reduced or modified so as to insure that United does not pay an Excess Severance Payment, as defined in the agreement. The agreement would allow the executive to choose the manner on which the payments would be made so long as the total payments are capped to avoid being treated as an Excess Severance Payment. The agreement does not provide for the payment of any taxes or a gross-up of payments to pay any taxes in the event any of the compensation or benefits were considered to be an Excess Severance Payment.
     Based upon a hypothetical Change in Control and the termination of Messrs. Tallent, Freeman, Schuette, Gilliland or Williams as of December 31, 2006, all payments of compensation and benefits under the Change in Control Severance Agreements would be capped at the following approximate amounts to prevent the payments from being treated as Excess Severance Payments: Mr. Tallent $1,936,000; Mr. Freeman $1,120,000; Mr. Schuette $1,082,000; Mr. Gilliland $876,000; and Mr. Williams $576,000. The Compensation Committee believes that these potential benefits would be minor relative to the substantial transaction value for United’s shareholders.

Executive Compensation
Summary Compensation Table
     The following table sets forth the compensation paid during the past three years to the Named Executive Officers.
SUMMARY COMPENSATION TABLE

						Change in
						pension value
				Restricted	Stock	and deferred
				stock	option	compensation
Name and principal position	Year	Salary (1)	Bonus(1)	awards(2)	awards(2)	earnings(3)	All other(4)	Total
Jimmy C. Tallent	2006	$472,500	$650,000	$68,000	$157,000	$66,700	$119,493	$1,533,693
President and	2005	437,500	460,000	42,000	153,000	43,300	108,854	1,244,654
Chief Executive Officer	2004	391,000	400,000	13,900	146,250	—	105,090	1,056,240

Guy W. Freeman	2006	290,800	300,000	86,900	172,800	55,800	57,843	964,143
Executive Vice President	2005	275,000	215,000	69,300	75,000	65,800	50,375	750,475
and Chief Operating Officer	2004	260,250	190,000	52,250	64,500	305,700	38,738	911,438

Rex S. Schuette	2006	279,500	250,000	45,900	91,850	64,300	46,471	778,021
Executive Vice President	2005	265,600	170,000	23,750	66,350	44,000	39,771	609,471
and Chief Financial Officer	2004	253,500	150,000	7,400	64,600	97,000	35,765	608,265

Thomas C. Gilliland	2006	254,800	150,000	36,850	73,800	36,700	53,814	605,964
Executive Vice President,	2005	245,700	137,000	21,150	64,350	46,000	57,071	571,271
Secretary and General Counsel	2004	236,000	125,000	7,000	60,750	—	54,522	483,272

Ray K. Williams	2006	204,500	100,000	24,850	47,500	23,300	37,138	437,288
Executive Vice President	2005	196,800	85,000	14,950	48,250	5,900	33,238	384,138
Risk Management	2004	187,500	70,000	4,100	35,350	—	30,584	327,534

(1)	Amounts shown for salary and bonus were either paid in cash or deferred, as elected by the executive under the Deferred Compensation Plan. See the “Nonqualified Deferred Compensation – Activity For 2006” table for the executive’s contributions and earnings.

(2)	The annual amounts reflect United’s amortized expense relating to the awards granted to the executive. See Note 19 to the consolidated financial statements in United’s Annual Report on Form 10-K for the year ended December 31, 2006, regarding the assumptions underlying the valuation and expense recognition of equity awards. All restricted stock and stock option awards were granted under the Existing Equity Plan.

(3)	Includes the annual change in the present value of the executive’s accumulated benefits under the Modified Retirement Plan and earnings credited to the executive’s account for the balances held in the Deferred Compensation Plan. See the “Pension Benefits” and “Nonqualified Deferred Compensation – Activity For 2006” tables for additional information.

(4)	Amounts shown include: (i) matching 401(k) and profit sharing contributions on behalf of the executive; (ii) matching 401(k) contributions on behalf of the executive for the Deferred Compensation Plan (see the “Nonqualified Deferred Compensation – Activity For 2006” table for additional information); (iii) the value of personal travel or allowance for a company-owned car; (iv) club membership dues that are not used exclusively for business purposes; (v) dividends on unvested restricted stock awards; (vi) life insurance premiums paid on behalf of the executive; and, (vii) directors fees paid to the executive for serving on subsidiary and community bank boards. Certain executives received directors fees in 2006, 2005 and 2004, respectively, of $37,850, $41,200 and $45,300 for Mr. Tallent; $7,500, $7,400 and $7,400 for Mr. Freeman; and, $19,350, $17,450 and $17,450 for Mr. Gilliland.

Stock Option and Restricted Stock Grants
     The following table sets forth information with respect to restricted stock and stock option awards granted to the Named Executive Officers for 2006:
GRANTS OF PLAN-BASED AWARDS

			Stock option awards(1)
		Number of			Closing price
	Grant date	restricted stock units (1)	Number	Exercise price	on grant date
Mr. Tallent	4/26/06	3,000	31,000	$28.85	$28.96
Mr. Freeman	4/26/06	3,000	20,000	28.85	28.96
Mr. Schuette	4/26/06	3,000	17,500	28.85	28.96
Mr. Gilliland	4/26/06	2,000	10,000	28.85	28.96
Mr. Williams	4/26/06	1,000	7,000	28.85	28.96

(1)	Each stock option is exercisable for one share of United’s common stock. Stock options vest in equal installments over a four-year period from the date of the grant, beginning on April 26, 2007. The restricted stock units vest in equal installments over a four-year period beginning on January 31, 2007. The exercise price of the stock options and the grant price of the restricted stock awards were $28.85 per share, the closing price of United’s common stock the day prior to the grant.
     As of December 31, 2006, United had not granted stock appreciation rights or similar awards to any of its past or present executive officers.
Stock Option Exercises and Restricted Stock Vested
     The following table sets forth, for each of the Named Executive Officers, the value realized upon exercising stock options and vesting of restricted stock awards during 2006:
OPTION EXERCISES AND VESTING OF RESTRICTED STOCK

	Stock option awards		Restricted stock awards
Name	Number exercised	Value realized(1)	Number vesting	Value realized(2)
Mr. Tallent	19,500	$446,745	2,063	$57,578
Mr. Freeman	—	—	1,300	36,283
Mr. Schuette	—	—	1,187	33,129
Mr. Gilliland	7,094	115,659	1,037	28,943
Mr. Williams	—	—	775	21,630

(1)	Represents the difference between the closing price of United’s common stock on the date of exercise and the option exercise price multiplied by the number of options exercised.

(2)	Represents the value realized by multiplying the number of restricted stock awards vesting by the closing price of United’s common stock on the date of vesting.

Outstanding Equity Awards as of December 31, 2006
     The following table sets forth, for each Named Executive Officer, the number of stock options exercisable and unexercisable and the number and value of unvested restricted stock awards as of December 31, 2006:
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Stock options				Restricted stock awards
	Number	Number	Exercise	Expiration	Number	Market value
Name	exercisable	unexercisable(1)	price	date (2)	not vested (3)	not vested (4)
Mr. Tallent	6,750	—	$10.00	1/1/08
	26,250	—	13.33	1/1/09
	36,000	—	12.67	4/20/10
	45,000	—	11.67	4/18/11
	60,000	—	13.00	3/11/12
	33,750	11,250	16.39	4/17/13
	8,500	8,500	23.75	6/7/14
	5,100	15,300	23.10	5/16/15
	—	31,000	28.85	4/26/16

	221,350	66,050			8,250	$266,640

Mr. Freeman	6,000	—	12.67	4/20/10
	7,716	—	11.67	4/18/11
	24,000	—	13.00	3/11/12
	22,500	7,500	16.39	4/17/13
	5,000	5,000	23.75	6/7/14
	3,250	9,750	23.10	5/16/15
	—	20,000	28.85	4/26/16

	68,466	42,250			6,350	205,232

Mr. Schuette	34,500	—	11.67	3/12/11
	18,000	—	11.67	4/18/11
	24,000	—	13.00	3/11/12
	20,251	6,750	16.39	4/17/13
	4,500	4,500	23.75	6/7/14
	3,000	9,000	23.10	5/16/15
	—	17,500	28.85	4/26/16

	104,251	37,750			6,063	195,956

Mr. Gilliland	2,328	—	13.33	1/1/09
	7,542	—	12.67	4/20/10
	9,414	—	11.67	4/18/11
	13,494	—	13.00	3/11/12
	16,832	6,375	16.39	4/17/13
	4,250	4,250	23.75	6/7/14
	2,250	6,750	23.10	5/16/15
	—	10,000	28.85	4/26/16

	56,110	27,375			4,638	149,900

Mr. Williams	15,000	—	13.00	3/11/12
	11,251	3,750	16.39	4/17/13
	2,500	2,500	23.75	6/7/14
	1,500	4,500	23.10	5/16/15
	—	7,000	28.85	4/26/16

	30,251	17,750			3,050	98,576

(1)	Stock options become exercisable in four equal annual installments beginning on the first anniversary of the grant date.

(2)	The expiration date of each stock option is 10 years after the date of grant.

(3)	Restricted stock shares and units vest in four equal annual installments, beginning January 31 of the year following the grant date.

(4)	The market value is based on the closing price of United’s common stock at December 29, 2006 of $32.32 multiplied by the number of unvested awards.

Equity Compensation Plan Information at December 31, 2006
     The following table provides information about stock options outstanding as of December 31, 2006 and stock options and/or equity awards available to be granted in future years:
EQUITY COMPENSATION PLAN INFORMATION

			Number available
			for issuance
	Total	Weighted-average	under equity
	outstanding	exercise price of	compensation
	options	outstanding options	plans
Equity compensation plans approved by shareholders (1)	2,411,359	$19.73	808,562
Equity compensation plans not approved by shareholders (2)	138,464	7.28	—
Total	2,549,823	$19.05	808,562

(1)	Represents the number of stock options or equity awards available to be granted in future years under the Existing Equity Plan.

(2)	Stock options granted under plans assumed by United through acquisitions. Such plans have been frozen as to future grants at the time of the acquisitions.
Pension Benefits
     The following table presents selective retirement benefit information for 2006 for each Named Executive Officer.
PENSION BENEFITS

		Number of	Present value
		years	of	Payments
		credited	accumulated	during
Name	Plan name	service	benefit	2006
Mr. Tallent	Modified Retirement Plan	23	$256,438	$—
Mr. Freeman	Modified Retirement Plan	12	426,980	—
Mr. Schuette	Modified Retirement Plan	6	170,880	—
Mr. Gilliland	Modified Retirement Plan	14	300,765	—
Mr. Williams	—	—	—	—
     The Modified Retirement Plan provides specified benefits to key officers who contribute materially to the continued growth, development and future business success of United and its subsidiaries. Generally, when a participant retires, United will pay to the participant a fixed annual amount in equal installments either (1) for the lifetime of the participant and, if the participant is married upon death, a lesser lifetime amount to the participant’s spouse, or (2) a fixed payment for 15 years. The benefits, based on seniority and position, range from $25,000 to $90,000 and are taxable to the participant. The normal retirement age defined in the plan is 65.
     The Modified Retirement Plan contains provisions that provide for accelerated vesting upon a change in control of United. The Modified Retirement Plan also provides that these benefits will be forfeited if a participant is terminated for cause or, if during a certain period after his or her termination of employment, competes with United, solicits customers or employees, discloses confidential information, or knowingly or intentionally damages United’s goodwill or esteem.

Nonqualified Deferred Compensation
     The following table presents information for each Named Executive Officer relating to the Deferred Compensation Plan.
NONQUALIFIED DEFERRED COMPENSATION — ACTIVITY FOR 2006

	Executive	Company	Account	Withdrawals/	Balance at
Name	contributions	contributions	earnings	distributions	year-end
Mr. Tallent	$328,625	$45,125	$43,938	—	$714,002
Mr. Freeman	—	3,471	245	—	9,781
Mr. Schuette	160,000	15,414	28,795	—	341,048
Mr. Gilliland	—	—	2,731	—	33,562
Mr. Williams	84,593	5,000	23,263	—	261,699
     The Deferred Compensation Plan provides for the deferral of up to 75% of annual base salary and up to 100% of annual cash bonus payments and other specified benefits to selected individuals who contribute materially to the continued growth, development and future business success of United and its affiliates. Further, the Deferred Compensation Plan allows for employer matching contributions for employee contributions that would have been paid under United’s tax-qualified 401(k) plan (the “401(k) Plan”) if such matching contributions would otherwise exceed the maximum allowable amounts under the 401(k) Plan. Although the Plan allows the Board of Directors to make discretionary contributions to the account of employee participants, the Board has never made any. The Deferred Compensation Plan also provides for the deferral of up to 100% of director fees for service by a non-employee director on the board of United or any subsidiary or community bank.
     Contributions to the Deferred Compensation Plan may be invested in a number of investments, including United’s common stock. Participants are 100% vested for their contributions, including earnings or losses thereon. Company contributions, including earnings and losses thereon, vest over a three-year period.
     Generally, when a participant retires or becomes disabled, United will pay the participant their accrued benefits in a lump sum or in equal installments for 5, 10, or 15 years. Alternatively, a participant may elect to have a portion (or all) of their accrued benefits paid out at a specified time before retirement in a lump sum or in annual installments for 2, 3, 4, or 5 years. The benefit payments are taxable to the participant.
Agreements with Executive Officers and Post-Employment Compensation
     Messrs. Tallent, Freeman, Schuette, Gilliland and Williams have each entered into Change in Control Severance Agreements with United that are described in the “Compensation Discussion and Analysis”. United has no other employment or severance agreements with any of its Named Executive Officers.
Director Compensation
     Non-employee Directors of United received an annual retainer of $20,000 and a separate meeting fee of $3,000 for each Board meeting attended during 2006. The members of the Audit Committee received a separate meeting fee of $500. The Chairmen of the Audit and Compensation Committees each received an additional annual retainer of $5,000. Executive officers who serve as directors do not receive compensation for service on the Board of Directors of United. Certain members of United’s Board of Directors and its executive officers also serve as members of one or more of United’s subsidiaries and community banks boards of directors for which they are compensated.

     The annual retainer and meeting fees are payable in cash or may be deferred pursuant to United’s Deferred Compensation Plan. In 2006, Directors Bennett, Head, Nelson and Wallis elected to defer all or a portion of their retainer and meeting fees.
     In addition to the retainers and meeting fees listed above, United reimburses the non-employee Directors for their travel expenses incurred in attending meetings of the Board or its Committees, as well as for fees and expenses incurred in attending director education seminars and conferences. Directors did not receive any stock option or other equity awards nor any other personal benefits in 2006.
     The table below presents a summary of non-employee Director compensation for 2006:
DIRECTOR COMPENSATION

		Nonqualified
		deferred
	Fees earned or paid	compensation	All other
Name	in cash	earnings	compensation (1)	Total
Robert L. Head, Jr.	$35,000	$6,087	$21,800	$62,887
W.C. Nelson, Jr.	42,500	10,740	21,800	75,040
A. William Bennett	42,500	2,194	—	44,694
Robert Blalock	35,000	—	10,500	45,500
Charles E. Hill	35,000	—	21,800	56,800
Hoyt O. Holloway	37,500	—	5,200	42,700
Clarence W. Mason, Sr.	35,000	—	5,200	40,200
Tim Wallis	35,000	10,293	4,800	50,093
Zell Miller	35,000	—	—	35,000

(1)	Directors fees for serving on one or more of United’s subsidiary or community bank boards of directors.
Compensation Committee Interlocks and Insider Participation
     No member of the Compensation Committee has served as an officer or employee of United at any time or engaged in any transaction that would be required to be disclosed under “Certain Relationships and Related Transactions”.
     None of United’s executive officers serve as a director or member of the compensation committee of any other entity that has an executive officer serving as a member of United’s Board of Directors or Compensation Committee.
Compensation Committee Report
     The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” included with this proxy statement with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that it be included herein.
A. William Bennett, Chairman
Robert H. Blalock
Charles E. Hill
Hoyt O. Holloway
Clarence W. Mason, Sr.
W.C. Nelson, Jr.
Tim Wallis

PRINCIPAL AND MANAGEMENT SHAREHOLDERS
     The following table sets forth information regarding beneficial ownership of United’s common stock as of March 1, 2007. Beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership with 60 days of March 1, 2007, through the exercise of any stock option or other right, and any shares that are pledged as security pursuant to various financial obligations. The percentage of beneficial ownership is based on 44,815,615 shares of United’s common stock deemed outstanding as of such date, including options exercisable within 60 days to acquire 1,756,405 shares, and 34,890 shares issuable under the Deferred Compensation Plan, all outstanding as of March 1, 2007. The table sets forth such information with respect to:
•	each shareholder who is known by us to beneficially own 5% or more of the common stock;

•	each director;

•	each Named Executive Officer; and

•	all executive officers and directors as a group.
     Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares of common stock beneficially owned by such shareholder.
BENEFICIAL OWNERSHIP

		Number of
	Number of	shares	Number of	Number of
	shares of	underlying	shares of	shares	Total
	common	options	beneficially	issuable under	number of
	stock owned	exercisable	owned	the Deferred	shares	Percentage
	directly or	within 60	restricted	Compensation	beneficially	beneficially
Name	indirectly	days	stock	Plan	owned	owned
Jimmy C. Tallent (1)	510,107	240,350	6,188	2,855	759,500	1.69%
Robert L. Head, Jr. (2)	1,935,104	—	—	—	1,935,104	4.32
W.C. Nelson, Jr. (3)	1,908,822	—	—	—	1,908,822	4.26
A. William Bennett	9,750	—	—	1,034	10,784	*
Robert Blalock (4)	126,017	—	—	—	126,017	*
Guy W. Freeman (5)	134,540	80,966	5,050	—	220,556	*
Thomas C. Gilliland (6)	571,246	64,985	3,600	—	639,831	1.43
Charles E. Hill (7)	566,262	—	—	—	566,262	1.26
Hoyt O. Holloway (8)	148,897	—	—	—	148,897	*
Clarence W. Mason, Sr. (9)	205,162	—	—	—	205,162	*
Tim Wallis (10)	169,875	—	—	1,332	171,207	*
Rex S. Schuette	57,804	115,376	4,875	5,137	183,192	*
Ray K. Williams	12,239	35,751	2,275	2,770	53,035	*

All directors and executive officers as a group (16 persons)	6,379,104	617,704	25,863	13,129	7,035,800	15.70%

*	Represents less than 1% of the deemed outstanding shares of common stock.

(1)	Includes 7,380 shares pledged and 375 shares owned by Mr. Tallent’s wife.

(2)	Includes 233,500 shares pledged and 289,665 shares beneficially owned by a trust over which Mr. Head has voting power, and 58,997 shares owned by Mr. Head’s wife.

(3)	Includes 233,500 shares pledged and 47,742 shares owned by Mr. Nelson’s minor grandchildren for which he is custodian, 1,350 shares owned by Conag Rentals, Inc., a company owned by Mr. Nelson, and 50,178 shares owned by Mr. Nelson’s wife.

(4)	Includes 6,556 shares pledged and 120 shares owned by Mr. Blalock’s child for which he is custodian, 92,979 shares owned by Blalock Insurance Agency, Inc., a company owned by Mr. Blalock, and 6,402 shares owned by Mr. Blalock’s wife.

(5)	Includes 2,118 shares owned by Mr. Freeman’s wife.

(6)	Includes 280,410 shares pledged and 17,266 shares owned by Mr. Gilliland’s children for which his wife is custodian, 1,638 shares owned by Mr. Gilliland’s son, 217,219 shares owned by Gilliland Investors, LLLP for which Mr. Gilliland has voting power, and 282,660 shares owned by Mr. Gilliland’s wife.

(7)	Includes 230,970 Shares owned or controlled by Mr. Hill’s wife.

(8)	Includes 64,104 shares owned by Holloway Motors, Inc., a company wholly owned by Mr. Holloway, and 6,963 shares owned by Mr. Holloway’s wife.

(9)	Includes 62,727 shares owned by Mason Family Partnership, L.P. for which Mr. Mason has voting power and 50,874 shares owned by Mr. Mason’s wife.

(10)	Includes 168,243 shares pledged.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires United’s directors and senior executives, and persons who own more than 10% of United’s common stock, to file with the Securities and Exchange Commission certain reports of beneficial ownership of the common stock. Based solely on copies of such reports furnished to United and written representations that no other reports were required, United believes that all applicable Section 16(a) reports were filed by its directors, officers and 10% shareholders during the fiscal year ended December 31, 2006 except that Director Hill did not file a timely report for two transactions in 2006 and Bill Gilbert, United’s Senior Vice President of Retail Banking, did not file a timely report for one transaction in 2006.
AUDIT COMMITTEE REPORT
     The Audit Committee operates pursuant to an Audit Committee Charter that was adopted by the Board following its annual review and assessment of its charter on July 17, 2003. United’s management is responsible for its internal accounting controls and the financial reporting process. United’s independent registered public accountants, Porter Keadle Moore, LLP (“PKM”), are responsible for performing an audit of United’s consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board and for expressing an opinion as to their conformity with U.S. generally accepted accounting principles. The Audit Committee’s responsibility is to monitor and oversee these processes. The Board of Directors, in its business judgment, has determined that all three members of the Audit Committee are “independent”, as defined by the federal securities laws and the Nasdaq Marketplace Rules.
     In keeping with that responsibility, the Audit Committee has reviewed and discussed United’s audited consolidated financial statements with management and PKM. In addition, the Audit Committee has discussed with PKM the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committee”, as currently in effect. In addition, the Audit Committee has received the written disclosures and letter from PKM required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”, and has discussed with PKM their independence. The Audit Committee has also considered whether the provision of non-audit services by PKM is compatible with maintaining their independence.
     The Audit Committee also discussed with management, United’s internal auditors and PKM the quality and adequacy of United’s internal controls over financial reporting and the internal audit function’s organization, responsibilities, budget and staffing. It reviewed management’s assessment of such internal controls and PKM’s attestation thereof. The Audit Committee reviewed both with PKM and internal auditors their audit plans, audit scope and identification of audit risks.

     Other than Mr. Bennett, the members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and PKM. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of United’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board, that the financial statements are presented in accordance with U.S. generally accepted accounting principles or that United’s auditors are in fact “independent”.
     Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of United be included in the Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.
     This report is respectfully submitted by the Audit Committee of the Board of Directors.
W. C. Nelson, Jr., Chairman
A. William Bennett
Hoyt O. Holloway
OTHER MATTERS
Independent Registered Public Accountants
     PKM was the principal independent registered public accountant for United during the year ended December 31, 2006. Representatives of PKM are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions. United anticipates that PKM will be United’s accountants for the 2007 fiscal year.
     During 2006 and 2005, United was billed the following amounts for services rendered by PKM:
     Audit Fees. In connection with the audit of United’s annual consolidated financial statements, including the audit of management’s assessment of internal controls over financial reporting, and review of its Form 10-K and the review of United’s interim consolidated financial statements included within Forms 10-Q, United was billed approximately $537,000 in 2006 and $531,000 in 2005 by PKM. These figures include agreed upon fees for certain services that were unbilled at each respective year end in connection with the 2006 and 2005 annual audits. Also included in these figures were fees of $13,000 and $52,000, respectively, in 2006 and 2005 for services related to various registration statements, including United’s 2005 common stock offering.
     Audit-Related fees. United was billed approximately $19,000 in 2006 and $17,000 in 2005 by PKM for the audit of the 401(k) Plan and Profit Sharing Plan.
     Tax Fees. United was billed approximately $1,000 in 2006 and $121,000 in 2005 by PKM for tax advice and preparation of tax returns.

     All Other Fees. There were no other services performed by PKM that were not related to the audit of United’s financial statements during 2006 and 2005.
     The audit committee pre-approves all audit and non-audit services performed by PKM. The audit committee specifically approves the annual audit services engagement and has generally approved the provision of certain audit-related services and tax services by PKM. Certain non-audit services that are permitted under the federal securities laws may be approved from time to time by the audit committee.
Expenses of Solicitation
     The cost of solicitation of proxies will be borne by United. United may reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of shares of common stock.
Shareholder Proposals & Recommendations for Director Nominees
     No proposals or recommendations for director nominations by non-management have been presented for consideration at the Annual Meeting.
     United expects that its 2008 Annual Meeting will be held in April 2008. Any proposals or director recommendations by non-management shareholders intended for presentation at the 2008 Annual Meeting must be received by United at its principal executive offices, attention of the Secretary, no later than November 25, 2007 to be considered for inclusion in the proxy statement for that meeting. United must be notified no later than February 25, 2008 of any other shareholder matter intended to be presented for action at the meeting.
General
     The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented, the persons named in the proxy will have discretion to vote in accordance with their own judgment on such matters.
BY ORDER OF THE BOARD OF DIRECTORS
Jimmy C. Tallent
President and Chief Executive Officer

APPENDIX A
UNITED COMMUNITY BANKS, INC.
2000 KEY EMPLOYEE STOCK OPTION PLAN
(As Amended And Restated Effective As of March 15, 2007)

ARTICLE 1. ESTABLISHMENT, PURPOSE, AND DURATION	4
1.1 Establishment of the Plan	4
1.2 Purpose of the Plan	4
1.3 Duration of the Plan	4

ARTICLE 2. DEFINITIONS	5

ARTICLE 3. ADMINISTRATION	8
3.1 The Committee	8
3.2 Authority of the Committee	8
3.3 Decisions Binding	8

ARTICLE 4. SHARES SUBJECT TO THE PLAN	8
4.1 Number of Shares	8
4.2 Individual Limits	9
4.3 Adjustments In Authorized Shares	10

ARTICLE 5. ELIGIBILITY AND PARTICIPATION	10

ARTICLE 6. STOCK OPTIONS	10
6.1 Grant of Options	10
6.2 Agreement	11
6.3 Option Price	11
6.4 Duration of Options	11
6.5 Exercise of Options	11
6.6 Payment	11
6.7 Limited Transferability	12
6.8 Shareholder Rights	12

ARTICLE 7. STOCK APPRECIATION RIGHTS	12
7.1 Grants of SARs	12
7.2 Duration of SARs	12
7.3 Exercise of SAR	12
7.4 Determination of Payment of Cash and/or Shares Upon Exercise of SAR	13
7.5 Nontransferability	13
7.6 Shareholder Rights	13

ARTICLE 8. RESTRICTED STOCK; STOCK AWARDS; RESTRICTED STOCK UNITS	13
8.1 Grants	13
8.2 Restricted Period; Lapse of Restrictions	13
8.3 Rights of Holder; Limitations Thereon	14
8.4 Delivery of Unrestricted Shares	14
8.5 Nonassignability of Restricted Stock	15
8.6 Restricted Stock Units (or RSUs)	15

ARTICLE 9. PERFORMANCE SHARE AWARDS	15
9.1 Award	15
9.2 Earning the Award	15
9.3 Payment	16
9.4 Shareholder Rights	16

ARTICLE 10. BENEFICIARY DESIGNATION	17

ARTICLE 11. DEFERRALS	17

ARTICLE 12. RIGHTS OF EMPLOYEES	17
12.1 Employment	17
12.2 Participation	17

ARTICLE 13. CHANGE IN CONTROL	17
13.1 Definition	17
13.2 Limitation on Awards	18

ARTICLE 14. AMENDMENT, MODIFICATION AND TERMINATION	18
14.1 Amendment, Modification and Termination	18
14.2 Awards Previously Granted	19
14.3 Compliance With Code Section 162(m)	19

ARTICLE 15. CANCELLATION AND RESCISSION OF AWARDS	19

ARTICLE 16. WITHHOLDING	20
16.1 Tax Withholding	20
16.2 Share Withholding	20

ARTICLE 17. INDEMNIFICATION	20

ARTICLE 18. SUCCESSORS	20

ARTICLE 19. LEGAL CONSTRUCTION	20
19.1 Gender and Number	20
19.2 Severability	20
19.3 Requirements of Law	20
19.4 Regulatory Approvals and Listing	21
19.5 Securities Law Compliance	21
19.6 Governing Law	21

UNITED COMMUNITY BANKS, INC.
2000 KEY EMPLOYEE STOCK OPTION PLAN
(As Amended And Restated Effective As Of March 15, 2007)
ARTICLE 1. ESTABLISHMENT, PURPOSE, AND DURATION
     1.1 Establishment of the Plan. United Community Banks, Inc., a Georgia corporation (hereinafter referred to as the “Company”), established a stock option and incentive award plan known as the “United Community Banks, Inc. 2000 Key Employee Stock Option Plan” (the “Plan”), which Plan has subsequently been amended. The Plan permits the grant of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units, Stock Awards, Performance Share Awards and Stock Appreciation Rights.
     The Company now desires to amend and restate the Plan: (1) to increase the aggregate number of shares available for issuance under the Plan to a total of 2,500,000, which includes the 808,562 shares currently available for issuance under the Plan; (2) to provide that the number of shares that may be granted for certain full value awards will be 400,000 shares, provided that such full value grants may be made in excess of 400,000 shares and, in such event, will be counted as 1.5 shares against the maximum number of shares, (3) to clarify that shares received pursuant to or represented by an award which are then used to pay the exercise price or withholding taxes are not available for reissuance under the Plan; (4) to provide that the minimum time vesting period and minimum performance-based vesting period for awards of restricted stock and restricted stock units are three years and one year, respectively; (5) to prohibit repricing of awards granted under the Plan; and (6) to change the definition of retirement from the attainment of age 65 to the earlier of attainment of age 65 or the retirement age under any other benefit plan applicable to a participant.
     The term “Plan” as used hereinafter in this document refers to the Plan, as amended and restated.
     The Plan shall become effective on the date it is approved by the Board of Directors (the “Effective Date”), subject to approval of the Plan by the Company’s shareholders within the 12-month period immediately thereafter, and shall remain in effect as provided in Section 1.3. If the Plan (as amended and restated) is not approved by the shareholders, the Plan as previously in effect shall remain in effect in accordance with its terms.
     1.2 Purpose of the Plan. The purpose of the Plan is to secure for the Company and its shareholders the benefits of the incentive inherent in stock ownership in the Company by key employees of the Company and its subsidiaries, who are responsible for its future growth and continued success. The Plan promotes the success and enhances the value of the Company by linking the personal interests of Participants (as defined below) to those of the Company’s shareholders, and by providing Participants with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants upon whose judgment, interest and special effort the successful conduct of its operation largely depends.
     1.3 Duration of the Plan. The Plan shall be effective on the Effective Date, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 14, until 10 years from approval date of increased shares and other changes.

ARTICLE 2. DEFINITIONS
     Whenever used in the Plan, the following terms shall have the meanings set forth below:
(a)	“Agreement” means an agreement entered into by each Participant and the Company, setting forth the terms and provisions applicable to Awards granted to Participants under this Plan.

(b)	“Award” means, individually or collectively, a grant under this Plan of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units, Stock Awards, Performance Share Awards or Stock Appreciation Rights.

(c)	“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the Exchange Act.

(d)	“Board” or “Board of Directors” means the Board of Directors of the Company.

(e)	“Cause” means: (i) willful misconduct on the part of a Participant that is materially detrimental to the Company; or (ii) the conviction of a Participant for the commission of a felony. The existence of “Cause” under either (i) or (ii) shall be determined by the Committee. Notwithstanding the foregoing, if the Participant has entered into an employment agreement that is binding as of the date of employment termination, and if such employment agreement defines “Cause,” and/or provides a means of determining whether “Cause” exists, such definition of “Cause” and means of determining its existence shall supersede this provision.

(f)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor act thereto.

(g)	“Committee” means the committee appointed to administer the Plan with respect to grants of Awards, as specified in Article 3, and to perform the functions set forth therein.

(h)	“Common Stock” means the common stock of the Company, par value $1.00 per share.

(i)	“Company” means United Community Banks, Inc., a Georgia corporation, or any successor thereto as provided in Article 18.

(j)	“Corresponding SAR” means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

(k)	“Director” means any individual who is a member of the Board of Directors of the Company.

(l)	“Disability” shall have the meaning ascribed to such term in the Company’s long-term disability plan covering the Participant, or in the absence of such plan, a meaning consistent with Section 22(e)(3) of the Code.

(m)	“Employee” means any employee of the Company or the Company’s Subsidiaries. Directors who are not otherwise employed by the Company or the Company’s Subsidiaries are not considered Employees under this Plan.

(n)	“Effective Date” shall have the meaning ascribed to such term in Section 1.1.

(o)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

(p)	“Fair Market Value” shall be determined as follows:
(i)	If, on the relevant date, the Shares are traded on a national or regional securities exchange or on The NASDAQ Stock Market (“NASDAQ”) and closing sale prices for the Shares are customarily quoted, on the basis of the closing sale price on the principal securities exchange on which the Shares may then be traded or, if there is no such sale on the relevant date, then on the immediately preceding day on which a sale was reported;

(ii)	If, on the relevant date, the Shares are not listed on any securities exchange or traded on NASDAQ, but nevertheless are publicly traded and reported on NASDAQ without closing sale prices for the Shares being customarily quoted, on the basis of the mean between the closing bid and asked quotations in such other over-the-counter market as reported by NASDAQ; but, if there are no bid and asked quotations in the over-the-counter market as reported by NASDAQ on that date, then the mean between the closing bid and asked quotations in the over-the-counter market as reported by NASDAQ on the immediately preceding day such bid and asked prices were quoted; and

(iii)	If, on the relevant date, the Shares are not publicly traded as described in (i) or (ii), on the basis of the good faith determination of the Committee.
(q)	“Incentive Stock Option” or “ISO” means an option to purchase Shares granted under Article 6 which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

(r)	“Initial Value” means, with respect to a Corresponding SAR, the Option Price per share of the related Option, and with respect to an SAR granted independently of an Option, the Fair Market Value of one share of Common Stock on the date of grant.

(s)	“Insider” shall mean an Employee who is, on the relevant date, an officer or a director, or a ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act or any successor provision, as “officer” and “director” are defined under Section 16 of the Exchange Act.

(t)	“Named Executive Officer” means, if applicable, a Participant who, as of the date of vesting and/or payout of an Award is one of the group of “covered employees,” as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

(u)	“Nonqualified Stock Option” or “NQSO” means an option to purchase Shares granted under Article 6, and which is not intended to meet the requirements of Code Section 422.

(v)	“Option” means an Incentive Stock Option or a Nonqualified Stock Option.

(w)	“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

(x)	“Participant” means an Employee who has been determined by the Committee to contribute significantly to the profits or growth of the Company and who has been granted an Award under the Plan which is outstanding.

(y)	“Performance Share Award” means an Award, which, in accordance with and subject to an Agreement, will entitle the Participant, or his estate or beneficiary in the event of the Participant’s death, to receive cash, Shares or a combination thereof.

(z)	“Performance Measure” means the performance measures set forth in Section 9.2 which are used for Performance Share Awards.

(aa)	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

(bb)	“Retirement” means, as applied to a Participant, the Participant’s termination of employment at the earlier of when the Participant attains age 65 or when he qualifies for early or normal retirement under the Company’s Profit Sharing Plan, under the successor or replacement of such plan if it is then no longer in effect, or under any other retirement plan covering the Participant maintained or adopted by the Company.

(cc)	“Restricted Stock” means an Award of Common Stock granted in accordance with the terms of Article 8 and the other provisions of the Plan, and which is nontransferable and subject to a substantial risk of forfeiture. Shares of Common Stock shall cease to be Restricted Stock when, in accordance with the terms hereof and the applicable Agreement, they become transferable and free of substantial risk of forfeiture.

(dd)	“Restricted Stock Units” or “RSUs” means a right granted under Article 8 to receive a number of Shares or a cash payment for each such Share equal to the Fair Market Value of a Share on a specified date.

(ee)	“SAR” means a stock appreciation right that entitles the holder to receive, with respect to each Share encompassed by the exercise of such SAR, the amount determined by the Committee and specified in an Agreement. In the absence of such specification, the holder shall be entitled to receive in cash, with respect to each Share encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the Initial Value. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

(ff)	“Section 409A” means Section 409A of the Code and the rulings and regulations thereunder, including any transitional rules.

(gg)	“Share” or “Shares” means the shares of Common Stock of the Company (including any new, additional or different stock or securities resulting from the changes described in Section 4.3).

(hh)	“Stock Award” means a grant of Shares under Article 8 that is not generally subject to restrictions and pursuant to which a certificate for the Shares is transferred to the Employee.

(ii)	“Subsidiary” means any company during any period in which it is a “subsidiary corporation” (as that term is defined in Code Section 424(f)) with respect to the Company.
ARTICLE 3. ADMINISTRATION
     3.1 The Committee. The Plan shall be administered by the Board of Directors or by the Compensation Committee of the Board, or by any other committee or subcommittee appointed by the Board that is granted authority to administer the Plan. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.
     3.2 Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full power to select the Employees who are responsible for the future growth and success of the Company who shall participate in the Plan (who may change from year to year); determine the size and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan (including conditions on the exercisability of all or a part of an Option or SAR, restrictions on transferability, vesting provisions on Restricted Stock, Restricted Stock Units, or Performance Share Awards and the duration of the Awards); construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend or waive rules and regulations for the Plan’s administration; and (subject to the provisions of Article 14) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan, including accelerating the time any Option or SAR may be exercised and establishing different terms and conditions relating to the effect of the termination of employment or other services to the Company. Notwithstanding the above provision, the Committee shall not have the authority to decrease the Option Price of any outstanding Option, except in accordance with Section 4.3 or unless such an amendment is approved by the shareholders of the Company. Further, the Committee shall make all other determinations which may be necessary or advisable in the Committee’s opinion for the administration of the Plan. All expenses of administering this Plan shall be borne by the Company.
     3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all Persons, including the Company, the shareholders, Employees, Participants and their estates and beneficiaries.
ARTICLE 4. SHARES SUBJECT TO THE PLAN
4.1	Number of Shares.

(a)	Subject to adjustment as provided in Section 4.3, the total number of Shares which are available for issuance under the Plan shall be increased by 1,691,438 Shares to a total of 2,500,000 Shares. Other than Awards of Stock Options or SARs or Awards that must be settled in cash, the number of Shares reserved under the Plan that may be granted in the form of other Awards (“Full Value Grants”) will be 400,000 Shares, provided that Full Value Grants in excess of 400,000 Shares may be made and, in such event, will be counted against the 2,500,000 Plan maximum so that the maximum is reduced by one and one-half (1.5) Shares for each Share subject to the Full Value Grants. The maximum number of Shares available for grant as ISOs under the Plan shall equal an aggregate of

1,000,000 Shares. The Shares may, in the discretion of the Company, be either authorized but unissued Shares or Shares held as treasury shares, including Shares purchased by the Company, whether on the market or otherwise.

(b)	The following rules shall apply for purposes of the determination of the number of Shares available for grant under the Plan:
(i)	If, for any reason, any Shares awarded or subject to purchase under the Plan are not delivered or purchased, or are reacquired by the Company, for reasons including, but not limited to, a forfeiture of Restricted Stock or termination, expiration or cancellation of an Option, Stock Appreciation Rights, Restricted Stock Units, Performance Shares (“Returned Shares”), such Returned Shares shall not be charged against the aggregate number of Shares available for issuance pursuant to Awards under the Plan and shall again be available for issuance pursuant to an Award under the Plan (with Returned Shares relating to Full Value Grants above the 400,000 Share limit counting as 1.5 Shares).

(ii)	Each Performance Share awarded that may be settled in Shares shall be counted as one Share subject to an Award (until the 400,000 Share limit for Full Value Grants has been exceeded). Performance Shares that may not be settled in Shares (or that may be settled in Shares but are not) shall not result in a charge against the aggregate number of Shares available for issuance. Each Stock Appreciation Right to be settled in Shares shall be counted as one Share subject to an Award, regardless of the number of Shares that are actually issued upon exercise and settlement of the Stock Appreciation Right. Stock Appreciation Rights that may only be settled in cash and may not be settled in Shares shall not result in a charge against the aggregate number of Shares available for issuance. In addition, if a Stock Appreciation Right is granted in connection with an Option and the exercise of the Stock Appreciation Right results in the loss of the Option right, the Shares that otherwise would have been issued upon the exercise of such related Option shall not result in a charge against the aggregate number of Shares available for issuance.

(iii)	Each Restricted Stock Unit that may be settled in Shares shall be counted as one Share subject to an award (until the 400,000 Share limit for Full Value Grants has been exceeded). Restricted Stock Units that may only be settled in cash and may not be settled in Shares shall not result in a charge against the aggregate number of Shares available for issuance.
     4.2 Individual Limits. Except to the extent the Committee determines that an Award to a Named Executive Officer shall not comply with Section 162(m) of the Code, for purposes of Awards to an individual who is a Named Executive Officer, the following rules shall apply to Awards under the Plan:
(a)	Options and SARs. The maximum number of Options and Stock Appreciation Rights that, in the aggregate, may be granted pursuant to Awards in any one calendar year to any one Participant shall be 100,000 Shares.

(b)	Restricted Stock, Restricted Stock Units and Performance Shares. The maximum aggregate number of Shares of Restricted Stock, number of Restricted Stock Units and

Performance Shares that may be granted pursuant to Awards in any one calendar year to any one Participant shall be 66,666 Shares.
     4.3 Adjustments In Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares which may be delivered under the Plan, and in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number and the Committee shall make such adjustments as are necessary to insure Awards of whole Shares.
     The equitable adjustments shall be made by the Committee, as it determines are necessary and appropriate, in:
(a)	The limitation on the aggregate number of Shares that may be awarded as set forth in Section 4.1, including, without limitation, with respect to Incentive Stock Options;

(b)	The limitations on the aggregate number of Shares that may be awarded to any one single Participant in a specific period as set forth in Section 4.2 of the Plan;

(c)	The number and class of Shares that may be subject to an Award, and which have not been issued or transferred under an outstanding Award;

(d)	The Option Price under outstanding Options and the number of Shares to be transferred in settlement of outstanding Stock Appreciation Rights; and

(e)	The terms, conditions or restrictions of any Award and Agreement, including the price payable for the acquisition of Shares; provided, however, that all such adjustments shall be made consistent with the requirements of Section 409A and in respect of each ISO, shall be accomplished so that such Option shall continue to be an incentive stock option within the meaning of Code Section 422.
ARTICLE 5. ELIGIBILITY AND PARTICIPATION
     Any key Employee of the Company or any Subsidiary, including any such Employee who is also a director of the Company or any Subsidiary, whose judgment, initiative and efforts contribute or may be expected to contribute materially to the successful performance of the Company or any Subsidiary shall be eligible to receive an Award under the Plan. In determining the individuals to whom such an Award shall be granted and the number of Shares which may be granted pursuant to that Award, the Committee shall take into account the duties of the respective individual, his or her present and potential contributions to the success of the Company or any Subsidiary, and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.
ARTICLE 6. STOCK OPTIONS
     6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants at any time and from time to time as shall be determined by the Committee. The

Committee shall have discretion in determining the number of Shares subject to Options granted to each Participant. An Option may be granted with or without a Corresponding SAR. No Participant may be granted ISOs (under the Plan and all other incentive stock option plans of the Company and any Subsidiary) which are first exercisable in any calendar year for Shares having an aggregate Fair Market Value (determined as of the date an Option is granted) that exceeds One Hundred Thousand Dollars ($100,000). The preceding annual limit shall not apply to NQSOs. The Committee may grant a Participant ISOs, NQSOs or a combination thereof, and may vary such Awards among Participants.
     6.2 Agreement. Each Option grant shall be evidenced by an Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains and such other provisions as the Committee shall determine. The Option Agreement shall further specify whether the Award is intended to be an ISO or an NQSO. Any portion of an Option that is not designated as an ISO or otherwise fails or is not qualified as an ISO (even if designated as an ISO) shall be a NQSO. If the Option is granted in connection with a Corresponding SAR, the Agreement shall also specify the terms that apply to the exercise of the Option and Corresponding SAR.
     6.3 Option Price. The Option Price for each grant of an ISO or a NQSO shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. In no event, however, shall any Participant who owns (within the meaning of Section 424(d) of the Code) stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company be eligible to receive an ISO at an Option Price less than one hundred ten percent (110%) of the Fair Market Value of a share on the date the ISO is granted. The Committee is authorized to issue Options, whether ISOs or NQSOs, at an Option Price in excess of the Fair Market Value on the date the Option is granted (the so-called “Premium Price” Option) to encourage superior performance.
     6.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant; provided, further, however, that any ISO granted to any Participant who at such time owns (within the meaning of Section 424(d) of the Code) stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, shall not be exercisable later than the fifth (5th) anniversary date of its grant.
     6.5 Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, including conditions related to the employment of the Participant with the Company or any Subsidiary, which need not be the same for each grant or for each Participant. Each Option shall be exercisable for such number of Shares and at such time or times, including periodic installments, as may be determined by the Committee at the time of the grant. The Committee may provide in the Agreement for automatic accelerated vesting and other rights upon the occurrence of a Change in Control (as defined in Section 13.1) of the Company. Except as otherwise provided in the Agreement and Article 13, the right to purchase Shares that are exercisable in periodic installments shall be cumulative so that when the right to purchase any Shares has accrued, such Shares or any part thereof may be purchased at any time thereafter until the expiration or termination of the Option. The exercise or partial exercise of either an Option or its Corresponding SAR shall result in the termination of the other to the extent of the number of Shares with respect to which the Option or Corresponding SAR is exercised.
     6.6 Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price upon exercise of any Option shall be payable to the Company in full, either: (a) in cash, (b) cash equivalent approved by the Committee, (c) if provided for by the Committee in the Agreement, by tendering previously acquired Shares (or delivering a certification of ownership of such Shares) having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for six months, if required for accounting purposes, and for the period required by law, if any, prior to their tender to satisfy the Option Price), or (d) by a combination of (a), (b) and (c). The Committee also may allow cashless exercises as permitted under Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law. As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant’s name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s), and may place appropriate legends on the certificates representing such Shares.
     6.7 Limited Transferability. If permitted by the Committee in the Agreement, a Participant may transfer an Option granted hereunder, including, but not limited to, transfers to members of his or her Immediate Family (as defined below), to one or more trusts for the benefit of such Immediate Family members, or to one or more partnerships where such Immediate Family members are the only partners, if (i) the Participant does not receive any consideration in any form whatsoever for such transfer, (ii) such transfer is permitted under applicable tax laws, and (iii) the Participant is an Insider, such transfer is permitted under Rule 16b-3 of the Exchange Act as in effect from time to time. Any Option so transferred shall continue to be subject to the same terms and conditions in the hands of the transferee as were applicable to said Option immediately prior to the transfer thereof. Any reference in any such Agreement to the employment by or performance of services for the Company by the Participant shall continue to refer to the employment of, or performance by, the transferring Participant. For purposes hereof, “Immediate Family” shall mean the Participant and the Participant’s spouse, children and grandchildren. Any Option that is granted pursuant to any Agreement that did not initially expressly allow the transfer of said Option and that has not been amended to expressly permit such transfer, shall not be transferable by the Participant other than by will or by the laws of descent and distribution and such Option thus shall be exercisable in the Participant’s lifetime only by the Participant.
     6.8 Shareholder Rights. No Participant shall have any rights as a shareholder with respect to Shares subject to an Option until the issuance of such Shares to the Participant pursuant to the exercise of such Option.
ARTICLE 7. STOCK APPRECIATION RIGHTS
     7.1 Grants of SARs. The Committee shall designate Participants to whom SARs are granted, and will specify the number of Shares subject to each grant. An SAR may be granted with or without a related Option. All SARs granted under this Plan shall be subject to an Agreement in accordance with the terms of this Plan. A payment to the Participant upon the exercise of a Corresponding SAR may not be more than the difference between the Fair Market Value of the Shares subject to the Option on the date of grant and the Fair Market Value of the Shares on the date of exercise of the Corresponding SAR.
     7.2 Duration of SARs. The duration of an SAR shall be set forth in the Agreement as determined by the Committee. An SAR that is granted as a Corresponding SAR shall have the same duration as the Option to which it relates. An SAR shall terminate due to the Participant’s termination of employment at the same time as the date specified in Article 6 with respect to Options, regardless of whether the SAR was granted in connection with the grant of an Option.
     7.3 Exercise of SAR. An SAR may be exercised in whole at any time or in part from time to time and at such times and in compliance with such requirements as the Committee shall determine as set forth in the Agreement. An SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number of shares for which the SAR could be exercised. A partial exercise of an SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the SAR. The exercise of either an Option or Corresponding SAR shall result in the termination of the other to the extent of the number of Shares with respect to which the Option or its Corresponding SAR is exercised.
     7.4 Determination of Payment of Cash and/or Shares Upon Exercise of SAR. At the Committee’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Shares, or a combination of cash and Shares. A fractional share shall not be deliverable upon the exercise of an SAR, but a cash payment shall be made in lieu thereof.
     7.5 Nontransferability. Each SAR granted under the Plan shall be nontransferable except by will or by the laws of descent and distribution. During the lifetime of the Participant to whom the SAR is granted, the SAR may be exercised only by the Participant. No right or interest of a Participant in any SAR shall be liable for, or subject to any lien, obligation or liability of such Participant. A Corresponding SAR shall be subject to the same restrictions on transfer as the ISO to which it relates. Notwithstanding the foregoing, if the Agreement so provides, a Participant may transfer an SAR (other than a Corresponding SAR that relates to an Incentive Stock Option) under the same rules and conditions as are set forth in Section 6.7.
     7.6 Shareholder Rights. No Participant shall have any rights as a shareholder with respect to Shares subject to an SAR until the issuance of Shares (if any) to the Participant pursuant to the exercise of such SAR.
ARTICLE 8. RESTRICTED STOCK; STOCK AWARDS; RESTRICTED STOCK UNITS
     8.1 Grants. The Committee may from time to time in its discretion grant Restricted Stock, Restricted Stock Units, and Stock Awards to Participants and may determine the number of Shares of Restricted Stock, Restricted Stock Units, or Stock Awards to be granted. The Committee shall determine the terms and conditions of, and the amount of payment, if any, to be made by the Employee for such Shares or Restricted Stock. A grant of Restricted Stock may, in addition to other conditions, require the Participant to pay for such Shares of Restricted Stock, but the Committee may establish a price below Fair Market Value at which the Participant can purchase the Shares of Restricted Stock. Each grant of Restricted Stock shall be evidenced by an Agreement containing terms and conditions not inconsistent with the Plan as the Committee shall determine to be appropriate in its sole discretion.
     8.2 Restricted Period; Lapse of Restrictions. At the time a grant of Restricted Stock is made, the Committee shall establish a period or periods of time (the “Restricted Period”) applicable to such grant. Subject to the other provisions of this Article 8, at the end of the Restricted Period all restrictions shall lapse and the Restricted Stock shall vest in the Participant. At the time a grant is made, the Committee may, in its discretion, prescribe conditions for the incremental lapse of restrictions during the Restricted Period and for the lapse or termination of restrictions upon the occurrence of other conditions in addition to or other than the expiration of the Restricted Period with respect to all or any portion of the Restricted Stock. Such conditions may, but need not, include the following:
(a)	The death, Disability or Retirement of the Employee to whom Restricted Stock is granted, or

(b)	The occurrence of a Change in Control (as defined in Section 13.1).

Provided, that, subject to shortening the length of the Restriction Period upon the occurrence of such circumstances, all grants of Restricted Stock and Restricted Stock Units shall have a Restriction Period of not less than three (3) years (but graded vesting may be provided), provided further, that performance-based Restricted Stock and Restricted Stock Unit Awards shall be subject to a restriction period of not less than one (1) year.
The Committee may also, in its discretion, shorten or terminate the Restricted Period, or waive any conditions for the lapse or termination of restrictions with respect to all or any portion of the Restricted Stock at any time after the date the grant is made.
     8.3 Rights of Holder; Limitations Thereon. Upon a grant of Restricted Stock, the number of Shares of Restricted Stock granted to the Participant shall be registered in the Participant’s name and shall be evidenced by an account established in the Participant’s name, a certificate held in custody by the Company or such other method as may be selected by the Committee. Following such action, the Participant shall have the rights and privileges of a shareholder as to such Restricted Stock, including the right to receive dividends, if and when declared by the Board of Directors, and to vote such Restricted Stock, except that the right to receive cash dividends shall be the right to receive such dividends either in cash currently or by payment in Restricted Stock, as the Committee shall determine, and except further that, the following restrictions shall apply:
(a)	The Participant shall not be entitled to delivery of a certificate until the expiration or termination of the Restricted Period for the Shares represented by such certificate and the satisfaction of any and all other conditions prescribed by the Committee;

(b)	None of the Shares of Restricted Stock may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period and until the satisfaction of any and all other conditions prescribed by the Committee; and

(c)	All of the Shares of Restricted Stock that have not vested shall be forfeited and all rights of the Participant to such Shares of Restricted Stock shall terminate without further obligation on the part of the Company, unless the Participant has remained an employee of (or non-Employee Director of or active consultant providing services to) the Company or any of its Subsidiaries, until the expiration or termination of the Restricted Period and the satisfaction of any and all other conditions prescribed by the Committee applicable to such Shares of Restricted Stock. Upon the forfeiture of any Shares of Restricted Stock, such forfeited Shares shall be transferred to the Company without further action by the Participant and shall, in accordance with Section 4.1, again be available for grant under the Plan. If the Participant paid any amount for the Shares of Restricted Stock that are forfeited, the Company shall pay the Participant the lesser of the Fair Market Value of the Shares on the date they are forfeited or the amount paid by the Participant.
     With respect to any Shares received as a result of adjustments under Section 4.3 hereof and any Shares received with respect to cash dividends declared on Restricted Stock, the Participant shall have the same rights and privileges, and be subject to the same restrictions, as are set forth in this Article 8.
     8.4 Delivery of Unrestricted Shares. Upon the expiration or termination of the Restricted Period for any Shares of Restricted Stock and the satisfaction of any and all other conditions prescribed by the Committee, the restrictions applicable to such Shares of Restricted Stock shall lapse and a stock certificate for the number of Shares of Restricted Stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions except any that may be imposed by law, a shareholders’ agreement or any other agreement, to the holder of the Restricted Stock. The Company shall not be required to deliver any fractional Share but will pay, in lieu thereof, the Fair Market Value (determined as of the date the restrictions lapse) of such fractional Share to the holder thereof. Concurrently with the delivery of a certificate for Restricted Stock, the holder shall be required to pay an amount necessary to satisfy any applicable federal, state and local tax requirements as set out in Article 16 below.
     8.5 Nonassignability of Restricted Stock. Unless the Committee provides otherwise in the Agreement, no grant of, nor any right or interest of a Participant in or to, any Restricted Stock, or in any instrument evidencing any grant of Restricted Stock under the Plan, may be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution.
     8.6 Restricted Stock Units (or RSUs). Awards of Restricted Stock Units may be made to Participants in accordance with the following terms and conditions:
(a)	The Committee, in its discretion, shall determine and set forth in an Agreement the number of RSUs to grant to a Participant, the vesting period, and other terms and conditions of the award, including whether the award will be paid in cash, Shares or a combination of the two and the time when the award will be payable (i.e., at vesting, termination of employment, upon a Change in Control, or another date).

(b)	Unless the Agreement granting RSUs provides otherwise, RSUs shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

(c)	A Participant to whom RSUs are awarded has no rights as a shareholder with respect to the Shares represented by the RSUs unless and until the Shares are actually delivered to the Participant, provided, however, RSUs may have dividend equivalent rights if provided for by the Committee.

(d)	The Agreement granting RSUs shall set forth the terms and conditions that shall apply upon the termination of the Participant’s employment with the Company (including a forfeiture of RSUs which have not vested upon Participant’s ceasing to be employed) as the Committee may, in its discretion, determine at the time the Award is granted.

(e)	Any grant of RSUs may specify performance objectives that, if achieved, may result in vesting or earlier vesting of all or a portion of the RSUs.
ARTICLE 9. PERFORMANCE SHARE AWARDS
     9.1 Award. The Committee may designate Participants to whom Performance Share Awards will be granted from time to time for no consideration and specify the number of shares of Common Stock covered by the Award.
     9.2 Earning the Award. A Performance Share Award, or portion thereof, will be earned, and the Participant will be entitled to receive Shares, a cash payment or a combination thereof, only upon the achievement by the Participant, the Company, or a Subsidiary of such Performance Measures as the Committee, in its discretion, shall prescribe on the date of grant.
     The Performance Measures for purposes of Awards shall be chosen by the Committee from among the following:
(a)	net operating income or growth in such net operating income;

(b)	operating earnings per share or growth in such operating earnings per share;

(c)	annual growth in consolidated total revenue, loans or deposits;

(d)	changes or increases in market share;

(e)	earnings before taxes or the growth in such earnings;

(f)	stock price or the growth in such price;

(g)	return on equity, tangible equity, and assets or the growth in such returns;

(h)	total shareholders’ return or the growth in such return;

(i)	contribution to geographic expansion;

(j)	level of expenses or the reduction of expenses,

(k)	overhead ratios or changes in such ratios,

(l)	efficiency ratios or changes in such ratios;

(m)	loan quality or the changes in the level of loan quality or changes in the ratios of net charge-offs to loans or non-performing assets to assets;

(n)	customer satisfaction scores or changes in such scores; and/or,

(o)	economic value added or changes in such value added.
     The Committee can establish other performance measures for awards granted to participants that are not Named Executive Officers, or for awards granted to Named Executive Officers that are not intended to qualify under the performance-based compensation provisions of Section 162(m) of the Code.
     The Committee may in determining whether Performance Measures have been met adjust the Company’s financial results to exclude the effect of unusual charges or income items or other events, including acquisitions or dispositions of businesses or assets, restructurings, reductions in force, currency fluctuations or changes in accounting, which are distortive of financial results (either on a segment or consolidated basis). In addition, the Committee will adjust its calculations to exclude the effect on financial results of changes in the Code or other tax laws, or the regulations relating thereto.
     9.3 Payment. In the discretion of the Committee, the amount payable when a Performance Share Award is earned may be settled in cash, by the grant of Shares or a combination of cash and Shares. The aggregate Fair Market Value of the Shares received by the Participant pursuant to a Performance Share Award, together with any cash paid to the Participant, shall be equal to the aggregate Fair Market Value, on the date the Performance Shares are earned, of the number of Shares equal to each Performance Share earned. A fractional Share will not be deliverable when a Performance Share Award is earned, but a cash payment will be made in lieu thereof.
     9.4 Shareholder Rights. No Participant shall have, as a result of receiving a Performance Share Award, any rights as a shareholder until and to the extent that the Performance Shares are earned and Shares are transferred to such Participant. If the Agreement so provides, a Participant may receive a cash payment equal to the dividends that would have been payable with respect to the number of Shares covered by the Award between (a) the date that the Performance Shares are awarded and (b) the date that a transfer of Shares to the Participant, cash settlement, or combination thereof is made pursuant to the Performance Share Award. A Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of a Performance Share Award or the right to receive Shares thereunder other than by will or the laws of descent and distribution. After a Performance Share Award is earned and paid in Shares , a Participant will have all the rights of a shareholder with respect to the Shares so awarded; provided that the restrictions of Section 19.4 or any shareholders’ agreement or other agreement shall, if applicable, continue to apply.
ARTICLE 10. BENEFICIARY DESIGNATION
     To the extent applicable, each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company and shall be effective only when filed by the Participant, in writing, with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate. If required, the spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of a beneficiary or beneficiaries other than the spouse.
ARTICLE 11. DEFERRALS
          The Committee may permit a Participant to defer to another plan or program such Participant’s receipt of Shares or cash that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the vesting of Restricted Stock or RSUs, or the earning of a Performance Share Award. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.
ARTICLE 12. RIGHTS OF EMPLOYEES
     12.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company or a Subsidiary to terminate any Participant’s employment by, or performance of services for, the Company at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or a Subsidiary. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.
     12.2 Participation. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.
ARTICLE 13. CHANGE IN CONTROL
     13.1 Definition. For purposes of the Plan, a “Change in Control” means any of the following events:
(a)	The acquisition (other than from the Company) by any Person of Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Company’s then outstanding voting securities; provided, however, that for purposes of this Section 13.1,

Person shall not include any person who on the Effective Date owns ten percent (10%) or more of the Company’s outstanding securities, and a Change in Control shall not be deemed to occur solely because twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities is acquired by (i) a trustee or other fiduciary holding securities under one (1) or more employee benefit plans maintained by the Company or any of its subsidiaries, or (ii) any corporation, which, immediately prior to such acquisition, is owned directly or indirectly by the shareholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

(b)	Consummation by the Company of (1) a merger or consolidation involving the Company if the shareholders of the Company, immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation, or (2) a complete liquidation or dissolution of the Company or consummation of the sale or other disposition of all or substantially all of the assets of the Company.

(c)	A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 13.1 that any individual who becomes a member of the Board subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, including any successor to such Rule), or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, shall not be so considered as a member of the Incumbent Board.
     13.2 Limitation on Awards. Notwithstanding any other provisions of the Plan and unless provided otherwise in the Agreement, if the right to receive or benefit from any Award under this Plan, either alone or together with payments that a Participant has the right to receive from the Company or a Subsidiary, would constitute a “parachute payment” (as defined in Section 280G of the Code), all such payments shall be reduced to the largest amount that will result in no portion being subject to the excise tax imposed by Section 4999 of the Code.
ARTICLE 14. AMENDMENT, MODIFICATION AND TERMINATION
     14.1 Amendment, Modification and Termination. The Board may, at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, that, unless approved by the holders of a majority of the total number of Shares of the Company represented and voted at a meeting at which a quorum is present, no amendment shall be made to the Plan if such amendment would amend the Plan in any manner which the Board determines can become effective only if approved by the shareholders.

     14.2 Awards Previously Granted. No termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award. The Committee shall (subject to Section 3.2), with the written consent of the Participant holding such Award, have the authority to cancel Awards outstanding and grant replacement Awards therefor.
     14.3 Compliance With Code Section 162(m). At all times when the Committee determines that compliance with Code Section 162(m) is required or desired, all Awards granted under this Plan to Named Executive Officers shall comply with the requirements of Code Section 162(m). In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards under the Plan, the Committee may, subject to this Article 14, make any adjustments it deem appropriate.
ARTICLE 15. CANCELLATION AND RESCISSION OF AWARDS
     The Committee may provide in the Award Agreement that if, at any time during the period that any Award is or may yet become exercisable in whole or in part, or at any time within six (6) months prior to, or after, the termination of employment with the Company, a Participant engages in any “Detrimental Activity” (as defined below), the Committee may, notwithstanding any other provision in this Plan to the contrary, cancel, rescind, suspend, withhold or otherwise restrict or limit any unexpired, unpaid or deferred Award as of the first date the Participant engages in the Detrimental Activity, unless sooner terminated by operation of another term of this Plan or any other agreement. Without limiting the generality of the foregoing, the Agreement may provide that the Participant shall also pay to the Company any gain realized by the Participant from exercising all or any portion of the Awards hereunder during a period beginning six (6) months prior to, or after, the date on which the Participant enters into such activity.
     For purposes of this Agreement, “Detrimental Activity” shall include any of the following: (i) engaging in any commercial activity in competition with any part of the business of the Company; (ii) diverting or attempting to divert from the Company business of any kind, including, without limitation, interference with any business relationship with suppliers, customers, licensees, licensors or contractors; (iii) making, or causing or attempting to cause any other person to make, any statement, either written or oral, or conveying any information about the Company which is disparaging or which in any way reflects negatively upon the Company; (iv) engaging in any other activity that is inimical, contrary or harmful to the interests of the Company, including influencing or advising any person who is employed by or in the service of the Company to leave such employment or service to compete with the Company or to enter into the employment or service of any actual or prospective competitor of the Company, or influencing or advising any competitor of the Company to employ or to otherwise engage the services of any person who is employed by the Company or in the service of the Company, or improperly disclosing or otherwise misusing any confidential information regarding the Company; or (v) the refusal or failure of a Participant to provide, upon the request of the Company, a certification, in a form satisfactory to the Company, that he or she is in full compliance with the terms and conditions of the Plan; provided, that the Committee may provide in the Agreement that only certain of the restrictions provided above apply for purposes of the Award Agreement.
     Should any provision to this Article 15 be held to be invalid or illegal, such illegality shall not invalidate the whole of this Article 15, but, rather, the Plan shall be construed as if it did not contain the illegal part or narrowed to permit its enforcement, and the rights and obligations of the parties shall be construed and enforced accordingly.

ARTICLE 16. WITHHOLDING
     16.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising in connection with an Award under this Plan.
     16.2 Share Withholding. With respect to withholding required upon the exercise of Options, or upon any other taxable event arising as a result of Awards granted hereunder which are to be paid in the form of Shares, Participants may elect, subject to the Committee providing for such right in the Agreement, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing, signed by the Participant, and elections by Insiders shall additionally comply with all legal requirements applicable to Share transactions by such Participants.
ARTICLE 17. INDEMNIFICATION
     Each person who is or shall have been a member of the Committee, or the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall be in addition to any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
ARTICLE 18. SUCCESSORS
     All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.
ARTICLE 19. LEGAL CONSTRUCTION
     19.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein shall also include the feminine; the plural shall include the singular and the singular shall include the plural.
     19.2 Severability. If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
     19.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     19.4 Regulatory Approvals and Listing. The Company shall not be required to issue any certificate or certificates for Shares under the Plan prior to (i) obtaining any approval from any governmental agency which the Company shall, in its discretion, determine to be necessary or advisable, (ii) the admission of such shares to listing on any national securities exchange or NASDAQ on which the Company’s Shares may be listed, and (iii) the completion of any registration or other qualification of such Shares under any state or federal law or ruling or regulation of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.
     To the extent applicable, if required by the then-current Section 16 of the Exchange Act, any “derivative security” or “equity security” offered pursuant to the Plan to any Insider may not be sold or transferred for at least six (6) months after the date of grant of such Award. The terms “equity security” and “derivative security” shall have the meanings ascribed to them in the then-current Rule 16(a) under the Exchange Act.
     19.5 Securities Law Compliance. To the extent applicable, with respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provisions of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.
     19.6 Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Georgia.
     AS APPROVED BY THE BOARD OF DIRECTORS OF UNITED COMMUNITY BANKS, INC. ON MARCH 15, 2007.

APPENDIX B
UNITED COMMUNITY BANKS, INC.
MANAGEMENT ANNUAL INCENTIVE PLAN
Effective as of January 1, 2007
1.	ESTABLISHMENT AND EFFECTIVE DATE OF PLAN
     United Community Banks, Inc. (the “Company”) hereby adopts the United Community Banks, Inc. Management Annual Incentive Plan (the “Plan”) for its executive officers and certain other executives and employees of the Company, its Subsidiaries and affiliates who are in management positions designated as eligible for participation by the Compensation Committee (the “Committee”) of the Board of Directors of the Company or its designee. The Plan shall be effective as of January 1, 2007 and shall remain in effect for an indefinite term, subject to the rights of amendment and termination in Section 13. Unless the Committee determines otherwise, payments shall only be made to the Chief Executive Officer (and such other Named Executive Officers as the Committee may determine) pursuant to the Plan after the Plan is approved by the stockholders of the Company.
2.	PURPOSE OF THE PLAN
     The purpose of the Plan is to further the growth and financial success of the Company by offering performance incentives to designated executives and other employees who have significant responsibility for such success.
3.	DEFINITIONS
(a)	“Base Annual Salary” means the actual base salary paid to a Participant during the applicable Plan Year, increased by the amount of any pre-tax deferrals or other pre-tax payments made by the Participant to the Company’s deferred compensation or welfare plans (whether qualified or non-qualified).

(b)	“Board of Directors” means the Board of Directors of the Company.

(c)	“Change in Control” shall have the meaning ascribed to such term in the United Community Banks, Inc. 2000 Key Employee Stock Option Plan.

(d)	“Chief Executive Officer” means the chief executive officer of the Company, unless otherwise specified.

(e)	“Code” means the Internal Revenue Code of 1986, as amended.

(f)	“Committee” means the Compensation Committee of the Board of Directors or any other committee designated by the Board of Directors which is responsible for administering the Plan.

(g)	“Company” means United Community Banks, Inc., a Georgia corporation, and its successors.

(h)	“Incentive Award” or “Award” means the bonus awarded to a Participant under the terms of the Plan.

(i)	“Maximum Award” means the maximum percentage of Base Annual Salary which may be paid based upon the Relative Performance during the Plan Year.

(j)	“Named Executive Officer” means for each calendar year the Chief Executive Officer and the four other most highly compensated executive officers whose compensation would be reportable in the “summary compensation table” in the Proxy Statement, if the report was prepared as of the last day of the calendar year.

(k)	“Operating Unit” means a business operating unit of the Company with respect to which separate performance goals may be established hereunder. An Operating Unit may consist of one or more Subsidiaries or affiliates of the Company, or an unincorporated business unit.

(l)	“Participant” means an employee of the Company, an Operating Unit or an affiliate who is designated by the Committee or its designee to participate in the Plan.

(m)	“Plan Rules” means the guidelines established annually by the Committee pursuant to Section 4, subject, where applicable, to ratification by the Board of Directors.

(n)	“Plan Year” means the twelve month period which is the same as the Company’s fiscal year. The initial Plan Year for the Plan shall be January 1, 2007 through December 31, 2007.

(o)	“Relative Performance” means the extent to which the Company, or designated Operating Unit, or both, as applicable, achieves the performance measurement criteria set forth in the Plan Rules.

(p)	“Subsidiary” means any corporation in an unbroken chain of corporations starting with the Company if each of the corporations in the chain (other than the last corporation) owns stock possessing 50% or more of the voting power of all classes of stock in one of the other corporations in such chain.

(q)	“Target Award” means the percentage (which may vary among Participants and from Plan Year to Plan Year) of Base Annual Salary which will be paid to a Participant as an Incentive Award if the performance measurement criteria applicable to the Participant for the Plan Year is achieved, as reflected in the Plan Rules for such Plan Year.

(r)	“Threshold Award” means the percentage of Base Annual Salary which corresponds to the minimum acceptable Relative Performance during the Plan Year.
4.	ADMINISTRATION OF THE PLAN
     The Plan will be administered by the Committee, subject to its right to delegate responsibility for administration of the Plan as it applies to Participants other than the Chief Executive Officer (and such other Named Executive Officers as the Committee may determine) pursuant to Section 7. The Committee will have authority to adopt or to establish Plan Rules with respect to the following matters for each Plan Year, subject to the right of the Board of Directors to ratify such Plan Rules as provided in this Section 4:
(a)	the employees of the Company, its Operating Units and affiliates who are eligible to participate in the Plan;

(b)	the Target Award, Maximum Award (if any) and Threshold Award that can be granted to each Participant and the method for determining such award, which the Committee may amend from time to time;

(c)	the performance targets and the qualitative measurement criteria to be used in determining the Company’s or an Operating Unit’s Relative Performance, which will include one or more of the following targets or measures, as determined by the Committee or its designee each year: net operating income or the growth in such net operating income; operating earnings per share or the growth in such operating earnings per share; annual growth in consolidated total revenue, loans and deposits; changes or increases in market share; earnings before taxes or the growth in such earnings; stock price or the growth in such price; return on equity, tangible equity, and assets or the growth on such returns; total shareholders’ return or the growth in such return; level of expenses or the reduction of expenses, overhead ratios or changes in such ratios, efficiency ratios or changes in such ratios; loan quality or the changes in the level of loan quality or changes in the ratios of net charge-offs to loans or non-performing assets to assets; customer satisfaction scores or changes in scores; and/or, economic value added or changes in such value added; and

(d)	the time or times, the form of payment, and the conditions subject to which any Incentive Award may become payable.
     The Plan Rules will be adopted by the Committee prior to, or as soon as practical after, the commencement of each Plan Year. Subject to the provisions of the Plan and the Committee’s right to delegate its responsibilities, the Committee will also have the discretionary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations deemed necessary or advisable in administering the Plan. The determinations of the Committee on the matters referred to in paragraphs (a) through (d) of this Section 4 with respect to the Chief Executive Officer (and such other Named Executive Officers as the Committee may determine) shall be submitted at least annually to the Board of Directors for its consideration and ratification. For Participants other than the Chief Executive Officer (and such other Named Executive Officers as the Committee may determine), the Committee may in its discretion (i) establish performance measures and criteria not listed in this Section 4 without obtaining stockholder approval; and (ii) during a Plan Year revise the performance targets and measurement criteria to the extent the Committee believes necessary to achieve the purposes of the Plan in light of any unexpected or unusual circumstances.
5.	PARTICIPATION
     Eligibility for participation in the Plan is limited to executive officers of the Company and certain other executives and employees of the Company and its Operating Units or affiliates who hold key management and staff positions. From among those eligible and based upon the recommendations of the Chief Executive Officer and other designees, the Committee will designate by name or position the Participants each Plan Year. Any employee who is a Participant in one Plan Year may be excluded from participation in any other Plan Year. If, during the Plan Year, a Participant other than the Chief Executive Officer (and such other Named Executive Officers as the Committee may determine) changes employment positions to a new position which corresponds to a different award level, the Committee may, in its discretion, adjust the Participant’s award level for such Plan Year. The Committee may, in its discretion, designate employees who are hired after the beginning of the Plan Year as Participants for such Plan Year and as eligible to receive full or partial Incentive Awards for such year.

6.	INCENTIVE AWARDS
6.1 Determination of the Amount of Incentive Awards
     At the end of each Plan Year, the Committee or its designee shall certify the extent to which the performance targets and measurement criteria established pursuant to Section 4 have been achieved for such Plan Year based upon financial information provided by the Company. A Participant’s Incentive Award shall be computed by the Committee based upon the achievement of the established performance targets, qualitative measurement criteria and the requirements of the Plan. In addition to any adjustments provided by the Incentive Award, the Committee, in determining whether performance targets and qualitative measures have been met, may adjust the Corporation’s financial results to exclude the effect of unusual charges or income items or other events, including acquisitions or dispositions of businesses or assets, recapitalizations, reorganizations, restructurings, reductions in force, changes in accounting rules, which are distortive of results for the year (either on a segment or consolidated basis); provided, that for purposes of determining the Incentive Awards of the Chief Executive Officer (and such other Named Executive Officers as the Committee may determine), that are intended to qualify as performance-based compensation under Code Section 162(m), the Committee shall (in addition to such specific adjustments as may be provided in the award) exclude unusual items whose exclusion has the effect of increasing Relative Performance only if such items constitute “extraordinary items” under generally accepted accounting principles or are unusual or non-recurring events or items. In addition, the Committee will adjust its calculations to exclude the unanticipated effect on financial results of changes in the Code or other tax laws, or the regulations relating thereto.
     The Committee may, in its discretion, decrease the amount of a Participant’s Incentive Award for any reason, including the Committee’s judgment that the performance targets and qualitative measures have become an inappropriate measure of achievement, a change in the employment status, position or duties of the Participant, unsatisfactory performance of the Participant, or for such other reasons as the Committee deems appropriate.
     In the event that the Company’s or an Operating Unit’s performance is below the anticipated performance thresholds for the Plan Year and the Incentive Awards are below expectations or not earned at all, the Committee may in its discretion grant Incentive Awards (or increase the otherwise earned Incentive Awards) to deserving Participants, except for Incentive Awards to the Chief Executive Officer and other Named Executive Officers that are intended to qualify as performance-based compensation under Code Section 162(m).
     The Plan Rules and Incentive Awards under the Plan shall be administered in a manner to qualify payments under the Plan to the Chief Executive Officer (and such other Named Executive Officers as the Committee may determine) for the performance-based exception under Code Section 162(m) and the regulations thereunder, except where the Compensation Committee or the Board of Directors determines such compliance is not necessary. The maximum Incentive Award that may be paid to an individual Participant for a Plan Year shall be $2 million.
6.2 Eligibility for Payment of Incentive Award
     No Participant will have any vested right to receive any Incentive Award until such date as the Board of Directors has ratified the Committee’s determination with respect to the payment of individual Incentive Awards, except where the Committee determines such ratification is not necessary. No Incentive Award will be paid to any Participant who is not an active employee of the Company, an Operating Unit or an affiliate at the end of the Plan Year to which the Incentive Award relates; provided, however, at the discretion of the Committee or its designee (subject to ratification by the Board of Directors, where required, and the limitations of Code Section 162(m)), partial Incentive Awards may be paid to Participants (or their beneficiaries) who are terminated without cause (as determined by the Committee or its designee) or who retire, die or become permanently and totally disabled during the Plan Year. No Participant entitled to receive an Incentive Award shall have any interest in any specific asset of the Company, and such Participant’s rights shall be equivalent to that of a general unsecured creditor of the Company.
6.3 Payment of Awards
     Payment of the Incentive Awards will be made as soon as practicable after their determination pursuant to Sections 6.1 and 6.2, subject to the Committee’s right to allow a Participant to defer payment pursuant to an applicable deferred compensation plan of the Company, if applicable. Payment under the Plan will generally be made in a lump sum in cash, in restricted stock units, in options to purchase Common Stock of the Company (which would be in addition to any options separately granted to the Participant under the Company’s 2000 Key Employee Stock Option Plan), or in a combination of cash, restricted stock units and stock options, as determined by the Committee, either at the time Awards are established or when they are paid (which may be different for different groups of Participants). In addition, the Committee may provide some or all of the Participants the right to elect, within the time frames provided by the Committee, to receive a portion or all of an Incentive Award in restricted stock units or in options to purchase Common Stock of the Company, rather than cash
7.	DELEGATION OF AUTHORITY BY THE COMMITTEE
     Notwithstanding the responsibilities of the Committee set forth herein, the Committee may delegate to the Chief Executive Officer or others all or any portion of its responsibility for administration of the Plan as it relates to Participants other than the Chief Executive Officer. Such delegation may include, without limitation, the authority to designate employees who can participate in the Plan, to establish Plan Rules, to interpret the Plan, to determine the extent to which performance criteria have been achieved, and to adjust any Incentive Awards that are payable. In the case of each such delegation, the administrative actions of the delegate shall be subject to the approval of the person within the Corporation to whom the delegate reports (or, in the case of a delegation to the Chief Executive Officer, to the approval of the Committee).
8.	CHANGE IN CONTROL
     Upon the occurrence of a Change in Control, unless the Participant otherwise elects in writing in accordance with such rules as the Committee may establish, the Participant’s Incentive Award for the Plan Year during which the Change in Control occurs shall be determined as if the Target Award level of performance has been achieved (without any reductions under Section 6.1) and shall be deemed to have been fully earned for the Plan Year, provided that` the Participant shall only be entitled to a pro rata portion of the Incentive Award based upon the number of days within the Plan Year that had elapsed as of the effective date of the Change in Control. The Incentive Award amount shall be paid only in cash within thirty (30) days of the effective date of the Change in Control. The Incentive Award payable for the Plan Year during which a Change in Control occurs shall be the greater of the amount provided for under this Section 8 or the amount of the Incentive Award payable for such Plan Year to the Participant under the terms of any employment agreement or severance agreement with the Corporation, its Operating Units or affiliates, provided that the Participant shall not receive a duplicate Incentive Award for the same

Plan Year (or portion of a Plan Year). Notwithstanding the above, the Committee may provide in the Plan Rules for alternative consequences upon a Change in Control, which may apply to some or all Participants and which may vary among Participants.
9.	BENEFICIARY
     To the extent provided by the Committee or its designee, each Participant will designate a person or persons to receive, in the event of death, any Incentive Award to which the Participant would then be entitled under Section 6.2. Such designation will be made in the manner determined by the Committee and may be revoked by the Participant in writing. If the Committee does not provide for a designation of a beneficiary or if a Participant fails effectively to designate a beneficiary, then the estate of the Participant will be deemed to be the beneficiary.
10.	WITHHOLDING OF TAXES
     The Company shall deduct from each Incentive Award the amount of any taxes required to be withheld by any governmental authority.
11.	EMPLOYMENT
     Nothing in the Plan or in any Incentive Award shall confer (or be deemed to confer) upon any Participant the right to continue in the employ of the Company, an Operating Unit or an affiliate, or interfere with or restrict in any way the rights of the Company, an Operating Unit or an affiliate to discharge any Participant at any time for any reason whatsoever, with or without cause.
12.	SUCCESSORS
     All obligations of the Company under the Plan with respect to Incentive Awards granted hereunder shall be binding upon any successor to the Corporation, whether such successor is the result of an acquisition of stock or assets of the Company, a merger, a consolidation or otherwise.
13.	TERMINATION AND AMENDMENT OF THE PLAN; GOVERNING LAW
     The Committee, subject to the ratification rights of the Board of Directors, has the right to suspend or terminate the Plan at any time, or to amend the Plan in any respect, provided that no such action will, without the consent of a Participant, adversely affect the Participant’s rights under an Incentive Award that has been approved under Section 6.2. The Plan shall be interpreted and construed under the laws of the State of Georgia.
AS APPROVED BY THE BOARD OF DIRECTORS OF THE COMPANY ON THE 14th DAY OF DECEMBER, 2006.

Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 12:00 a.m., Eastern Time, on April 25, 2007. Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. Using a black ink pen, mark your votes with an X as shown in X • Follow the instructions provided by the recorded message. this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 A Proposals The Board of Directors favors a vote FOR the election as directors of the nominees named in this proxy and FOR proposal 2, 3 and 4 and, unless instructions to the contrary are indicated in the space provided, this proxy will so be voted. + 1. Election of Nominees (mark ONE box): (01) Jimmy C. Tallent (02) Robert H. Blalock (03) Hoyt O. Holloway (04) Robert L. Head, Jr. (05) Guy W. Freeman (06) Clarence W. Mason, Sr. (07) W.C. Nelson, Jr. (08) Thomas C. Gilliland (09) Tim Wallis (10) A. William Bennett (11) Charles E. Hill FOR all nominees listed above FOR all nominees, except for the following WITHHOLD AUTHORITY individual(s) (write number(s) below) to vote for all of the Nominees For Against Abstain For Against Abstain 2. Approval of the Amended and Restated 4. For any other business at the Annual Meeting, the vote of 2000 Key Employee Stock Option Plan. a majority of the shares voted on the matter, assuming a quorum is present, shall be the act of the shareholders on that 3. Approval of the Management Annual Incentive Plan. matter, unless the vote of a greater number is required by law. B Non-Voting Items Change of Address — Please print new address below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 Proxy — United Community Banks, Inc. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2007 ANNUAL MEETING OF SHAREHOLDERS I hereby appoint Jimmy C. Tallent or Robert L. Head, Jr. my proxy to vote my common stock at the Annual Meeting of Shareholders of UNITED COMMUNITY BANKS, INC. to be held on April 25, 2007, and any adjournment thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders dated March 23, 2007 and the Proxy Statement furnished therewith. This proxy is revocable at or at any time prior to the meeting.